                                                                   EXHIBIT 10.48


                          LEASE AND AGREEMENT OF LEASE



                                     Between



                                    TNCA, LLC
                      a Delaware limited liability company


                                   as Landlord


                                       and


                            TECHNICLONE CORPORATION,
                             a Delaware corporation

                                    as Tenant




                         Dated: As of December 24, 1998

                                TABLE OF CONTENTS
                                -----------------
                                                                            PAGE
                                                                            ----

RECITALS                                                                    1

I.       LEASE                                                              3
         -----
         1.1.     Demise of Premises                                        3
         1.2.     Title and Condition                                       3
         1.3.     Use of Leased Premises                                    3
         1.4.     Quiet Enjoyment                                           4

II.      TERM                                                               4
         ----
         2.1.     Term                                                      4

III.     BASIC RENT; ADDITIONAL RENT; SECURITY DEPOSIT                      4
         ---------------------------------------------
         3.1.     Basic Rent                                                4
         3.2.     Additional Rent                                           6
         3.3.     Late Charge                                               6
         3.4.     Security Deposit                                          6
         3.5.     True Lease                                                6
         3.6.     Net Lease; Non-Terminability                              7

IV.      PAYMENT OF IMPOSITIONS, TAXES AND ASSESSMENTS; COMPLIANCE
         ---------------------------------------------------------
V.       WITH LAW; ENVIRONMENTAL MATTERS                                    8
         ------------------------------
         4.1.     Payment of Impositions                                    8
         4.2.     Compliance with Laws                                      8
         4.3.     Permitted Contests                                        8
         4.4.     Hazardous Materials                                       9

V.       MAINTENANCE AND REPAIR; ALTERATIONS                                11
         -----------------------------------
         5.1.     Maintenance and Repair                                    12
         5.2.     Engineering Report                                        12
         5.3.     Encroachments                                             12
         5.4.     Alterations                                               13
         5.5.     No Liens                                                  13
         5.6      Shell Space Improvements                                  13

VI.      INSURANCE; INDEMNIFICATION                                         13
         --------------------------
         6.1.     Insurance                                                 13
         6.2.     Permitted Insurers                                        15
         6.3.     Insurance Claims                                          16
         6.4.     Insured Parties                                           16




                                       (i)

         6.5.     Delivery of Policies                                      16
         6.6.     No Double Coverage                                        16
         6.7.     Blanket Insurance                                         16
         6.8.     Damages for Tenant's Failure to Properly Insure           16
         6.9.     Casualty                                                  17
         6.10.    Indemnification                                           17

VII.     CONDEMNATION
         ------------
         7.1.     Assignment of Award
         7.2.     Definitions for Article VII                               18
         7.3.     Complete Taking                                           19
         7.4.     Partial Taking                                            19
         7.5.     Temporary Taking                                          20
         7.6.     Procedure After Purchase Offer; Procedure on Event of
                  Purchase                                                  20
         7.7.     Compensation for Personal Property and Relocation
                  Expenses                                                  21

VIII.    ASSIGNMENT AND SUBLETTING                                          21
         -------------------------
         8.1.     Power to Assign and Sublet                                21
         8.2.     Assumption by Assignee or Transferee; Tenant Remains
                  Liable                                                    22
         8.3.     Other Transfers Void                                      22

IX.      FINANCIAL INFORMATION                                              22
         ---------------------
         9.1.     Financial Statements                                      22

X.       DEFAULT                                                            22
         -------
         10.1.    Events of Default                                         22
         10.2.    Landlord's Remedies                                       24
         10.3.    Additional Rights of Landlord                             25
         10.4.    Waivers by Tenant                                         26
         10.5.    Attorneys' Fees                                           26

XI.      MISCELLANEOUS                                                      26
         -------------
         11.1.    Notices, Demands and Other Instruments                    26
         11.2.    Estoppel Certificates and Consents                        26
         11.3.    Determination of Fair Rental Value                        27
         11.4.    No Merger                                                 29
         11.5.    Surrender                                                 29
         11.6.    Separability                                              29
         11.7.    Merger, Consolidation or Sale of Assets                   29
         11.8.    Savings Clause                                            30
         11.9.    Binding Effect                                            30
         11.10.   Table of Contents and Headings                            30
         11.11.   Governing Law                                             30



                                      (ii)

         11.12. Certain Definitions                                         30
         11.13. Exhibits                                                    32
         11.13. Integration                                                 32
         11.15. Lease Memorandum                                            33
         11.16. Subordination to Financing                                  33
         11.17. Tenant's Right of First Refusal                             33


         Exhibit A    Legal Description
         Exhibit B    Permitted Encumbrances
         Exhibit C    Tenant Estoppel Certificate
         Exhibit D    Subordination, Non-Disturbance, and Attornment Agreement
         Exhibit E    Memorandum of Lease
         Exhibit F    Shell Space Improvement Costs





























                                      (iii)

                                      LEASE

                                       AND

                               AGREEMENT OF LEASE


         THIS LEASE AND AGREEMENT OF LEASE (the "Lease") is made, entered into and effective this 24 day of December, 1998 (the "Commencement Date"), by and between TNCA, LLC, a Delaware limited liability company, and its successors or assigns (the "Landlord"), whose address for purposes of notice hereunder is 1900 Avenue of the Stars, Suite 2840, Los Angeles, CA 90067, Fax: (310) 282-8585 and Techniclone Corporation, a Delaware corporation (the "Tenant"), whose address for purposes of notice hereunder is 14282 Franklin Avenue, Tustin, CA 92780,
Fax: (714) 838-4094

                                 R E C I T A L S

         This Lease is made with reference to the following facts and objectives, and may be entered as admissions against either party by the other in any action arising from or related to this Lease.

         Landlord is the owner of the following: (i) certain tract(s) or parcel(s) of land located in Tustin, California, and more particularly described on the attached and incorporated Exhibit "A" (the land described above, together with all rights, interests, easements, rights of way and appurtenances related thereto, shall hereinafter be referred to as the "Land"); and (ii) a building or buildings located or to be located on the Land at 14272 and 14282 Franklin Avenue, Tustin, CA, and all other structures and improvements existing or to be constructed on the Land, together with all fixtures and equipment therein owned by Landlord and used in the operation of the same (collectively, the "Improvements"). The Land and Improvements are hereinafter collectively referred to as the "Premises." No easement for light, air or view is included with or appurtenant to the Premises.

         In connection with the financing of the Premises, Landlord has executed and delivered a promissory note (the "Note") to Finova Realty Capital, Inc., a Delaware corporation (together with its successors and assigns, the "Lender"). To secure the payment of such Note, the Landlord has granted a mortgage lien on the Premises pursuant to a Deed of Trust and Security Agreement of even date herewith (the "Mortgage") and an Assignment of Rents and Leases of even date herewith (the "Assignment") on the Premises to the Lender, and entered into that certain loan commitment with Lender dated November 19, 1998 (the "Loan Commitment"). The aforesaid Note, Loan Commitment, Mortgage and Assignment and all related instruments and documents are hereinafter referred to as the "Loan Documents" and the transaction to which the these instruments and documents relate is hereinafter referred to as the "Loan." Reference herein to "Default Rate" and "Default Rate Interest" shall have the meaning set forth in Article 5 of the Note, which is the lesser of thirteen percent (13%) or the maximum amount permitted by applicable law.

         Pursuant to all of the terms, conditions, covenants and provisions of this Lease, Tenant desires to lease the Premises from Landlord, and Landlord desires to lease the Premises to Tenant, for the rents and during the terms hereinafter set forth.

         Landlord acquired the Premises on the date that the initial term of this Lease commenced and for the period of at least one year prior to said commencement date, Tenant owned, occupied and operated the Premises.

         Tenant is currently operating biotechnology research, development and manufacturing operations in the Premises and intends to continue to do so during the term of this Lease. Tenant has examined the title of the Premises, the physical condition of the premises, environmental studies and reports of the Premises, and the economic feasibility of conducting Tenant's research and manufacturing operations in and from the Premises. Tenant has determined that the same are satisfactory to Tenant, and Tenant accepts the Premises on an "AS IS WHERE IS" basis. TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE PREMISES, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OR REPRESENTATION AS TO ITS FITNESS FOR USE OR PURPOSE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, AS TO LANDLORD'S TITLE THERETO, OR AS TO VALUE, COMPLIANCE WITH APPLICABLE LAWS, SPECIFICATIONS, LOCATION, USE, CONDITION, MERCHANTABILITY, QUALITY, DESCRIPTION, DURABILITY OR OPERATION, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. Tenant acknowledges that the Premises are of its selection and to its specifications, and that the Premises have been inspected by Tenant and are satisfactory to it. In the event of any defect or deficiency in any of the Premises of any nature, whether patent or latent, Landlord shall not have any responsibility or liability with respect thereto or for any incidental or consequential damages (including strict liability in tort).

         The Premises are Landlord's sole asset. The rents to be paid by Tenant to Landlord hereunder will be used by Landlord to, among other things, satisfy Landlord's obligations under the Loan Documents. It is, therefore, the parties' objective to provide for an absolute "Bond Type" net net net lease to Landlord; the Basic Rent (as hereinafter defined) payable by Tenant hereunder shall be an absolute "Bond Type" net net net return to Landlord and Tenant shall pay all costs and expenses relating to the Premises and Tenant's research and manufacturing operations carried on therein.

         NOW, THEREFORE, IN CONSIDERATION of the aforesaid Recitals, and in consideration of the Premises leased by Landlord to Tenant hereby, and in consideration of the rents and covenants to be paid and performed by Tenant hereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

         I.       LEASE.
                  ------

                  1.1. DEMISE OF PREMISES. In consideration of the rents and covenants herein stipulated to be paid and performed, Landlord hereby demises the Premises to Tenant, and Tenant hereby lets and accepts the Premises from Landlord, for the term herein described.

                  1.2. TITLE AND CONDITION. The Premises are demised and let "as is" subject to (a) the rights of any parties in possession and the existing state of the title as of the commencement of the term of this Lease, (b) any state of facts which an accurate survey or physical inspection thereof might show, (c) all zoning regulations, restrictions, rules and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction over the condition of any buildings, structures and other improvements located thereon, as of the commencement of the term of this Lease, without representation or warranty by Landlord. Tenant represents that it has examined the title to and the condition of the Premises and has found the same to be satisfactory to it.

                  1.3. USE OF LEASED PREMISES.

                       (a) Tenant may occupy and use the Premises for a research facility and related uses, including the manufacturing of pharmaceutical products, office uses, laboratories and light warehousing, or for any other lawful purpose, (except that the Premises may not be used for or associated with a pornographic shop, adult book store, or massage parlor) so long as such other lawful purpose would not (i) have a material adverse effect on the value of the Premises, (ii) increase (when compared to use as a research facility) the likelihood that Tenant, Landlord or Lender would incur liability under any provisions of any Environmental Laws, or (iii) result in or give rise to any material environmental deterioration or degradation of the Premises, including without limitation, mining or the removal of oil, gas or minerals, or (iv) violate any covenants, easement agreements, deed restrictions, agreements of record affecting the Premises or Applicable Laws. Tenant shall not create or suffer to exist any public or private nuisance, hazardous or illegal condition or waste on or with respect to the Premises. Tenant shall not use, occupy or permit any of the Premises to be used or occupied, nor do or permit anything to be done in or on any of the Premises, in a manner which would (A) make void or voidable any insurance which Tenant is required hereunder to maintain then in force with respect to any of the Premises, or (B) affect the ability of Tenant to obtain any insurance which Tenant is required to furnish hereunder, or (C) impair Landlord's title to the Premises, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or third Persons, or of implied dedication of the Premises or any portion thereof. Nothing contained in this Lease and no action by Landlord shall be construed to mean that Landlord has granted to Tenant any authority to do any act or make any agreement that may create any such third party or public right, title, interest, lien, charge or other encumbrance upon the estate of the Landlord in the Premises. The preceding sentence does not limit Tenant's right to assign or sublet its interest hereunder, as provided in Section 8.

                       (b) Tenant shall not conduct its business operation in the Premises unless and until (and only during such time as) all necessary certificates of occupancy, permits, licenses and consents from any and all appropriate governmental authorities have been obtained by Tenant and are in full force and effect.

                  1.4. QUIET ENJOYMENT. For so long as no Event of Default (as hereinafter defined) has occurred and is continuing hereunder, Landlord warrants peaceful and quiet enjoyment of the Premises by Tenant against acts of Landlord or anyone claiming through Landlord, provided that Landlord and its agents may enter upon and examine the Premises at reasonable times upon 24 hours prior notice, except in the event of a bona fide emergency. Exercise by Landlord of its rights to come upon the Premises as set forth in this Lease, including any limitations prescribed by federal law, shall not constitute a violation of this
Section 1.4.

         II.      TERM.
                  -----

                  2.1. TERM. Subject to the terms and conditions hereof, Tenant shall have and hold the Premises for a primary term (herein called the "Primary Term") commencing on the date hereof, and ending at midnight on December 31, 2010. Thereafter, Tenant shall have the rights and options to extend this Lease for two (2) consecutive extended terms of five (5) years each (herein called the "Extended Terms" and individually, an "Extended Term," and together with the Primary Term, called the "Terms") upon the expiration of the Primary Term or the preceding Extended Term unless this Lease shall be sooner terminated pursuant to

Article VII of this Lease. If no default or Event of Default shall exist and be continuing hereunder beyond any applicable cure period, each Extended Term shall commence on the day immediately succeeding the expiration date of the Primary Term or the preceding Extended Term and shall end at midnight on the day immediately preceding the fifth anniversary of the first day of such Term. Provided no Event of Default shall exist and be continuing at the time of exercise of such option, Tenant may exercise each said option to extend this Lease for an Extended Term by giving written notice to that effect at least eighteen (18) months prior to the expiration of the then existing term. Notwithstanding the foregoing, if Tenant fails to give notice to Landlord to extend the Term of the Lease within said eighteen (18) month period, Landlord shall give written notice to Tenant of said failure to give notice and Tenant shall have an additional thirty (30) days after said notice is given to exercise said Extended Term. If Tenant does not exercise any such option in a timely manner after such notice, then Landlord shall have the right during the remainder of the Term of this Lease to advertise the availability of the Premises for sale or reletting and to erect upon the Premises signs appropriate for the purpose of indicating such availability. The phrase "term of this Lease" or "term hereof" means the Primary Term, plus any Extended Terms with respect to which the right has been exercised. The term "Lease Year" shall mean such successive period of twelve (12) consecutive calendar months commencing on the "Commencement Date" (hereinafter defined). Except as otherwise expressly provided herein, all of the provisions of this Lease shall be applicable during each Extended Term.


         III.     BASIC RENT; ADDITIONAL RENT; SECURITY DEPOSIT.
                  ----------------------------------------------

                  3.1. BASIC RENT. Tenant covenants to pay to Landlord as and for the rental of the Premises the amounts set forth below (which amounts, as increased by the amounts provided for in Section 3.2 hereof, is together called the "Basic Rent"):

                       (a) For and with respect to the first twenty four (24) calendar months of the Primary Term, including the partial month, if any, immediately following the Commencement Date (hereinafter defined), at the rate of Six Hundred Seventy Five Thousand Dollars ($675,000.00) per annum, payable in equal monthly installments of Fifty Six Thousand Two Hundred Fifty Dollars ($56,250.00);

                       (b) For and with respect to the second twenty four (24) calendar months of the Primary Term, at the rate of Six Hundred Ninety Seven Thousand Six Hundred Twelve and 50/100 Dollars ($697,612.50) per annum, payable in equal monthly installments of Fifty Eight Thousand One Hundred Thirty Four and 38/100 Dollars ($58,134.38).

                       (c) For and with respect to the third twenty four (24) calendar months of the Primary Term, at the rate of Seven Hundred Twenty Thousand Nine Hundred Eighty Two and 52/100 Dollars ($720,982.52) per annum, payable in equal monthly installments of Sixty Thousand Eighty One and 88/100 Dollars ($60,081.88).

                       (d) For and with respect to the fourth twenty four (24) calendar months of the Primary Term, at the rate of Seven Hundred Forty Five Thousand One Hundred Thirty Five and 43/100 Dollars ($745,135.43) per annum, payable in equal monthly installments of Sixty Two Thousand Ninety Four and 62/100 Dollars ($62,094.62).

                       (e) For and with respect to the fifth twenty four (24) calendar months of the Primary Term, at the rate of Seven Hundred Seventy Thousand Ninety Seven and 47/100 Dollars ($770,097.47) per annum, payable in equal monthly installments of Sixty Four Thousand One Hundred Seventy Four and 79/100 Dollars ($64,174.79).

                       (f) For and with respect to the sixth twenty four (24) calendar months of the Primary Term, at the rate of Seven Hundred Ninety Five Thousand Eight Hundred Ninety Five and 74/100 Dollars ($795,895.74) per annum, payable in equal monthly installments of Sixty Six Thousand Three Hundred Twenty Four and 64/100 Dollars ($66,324.64).

                       (g) If Tenant's option to extend the Term of this Lease is exercised, for and with respect to each twenty four (24) calendar months during the Extended Term, at the rate that is equal to 103.35 % multiplied by the rent payable during the immediately preceding twenty four (24) calendar month period.

Basic Rent payments are due on the first of each calendar month (Basic Rent Payment Date") and are payable monthly in advance. Tenant unconditionally and irrevocably agrees to make the Basic Rent payments directly to Lender for so long as the Note is outstanding. Thereafter, Tenant shall make Basic Rent payments to Landlord or Landlord's designee. Tenant shall pay the same by immediately available funds on the Basic Rent Payment Date; provided, however, that on the Commencement Date Tenant shall pay to Landlord the first installment of Basic Rent in an amount equal to the aggregate per diem Basic Rent for each day between the Commencement Date and the first day of the first full calendar month after the month on which the Commencement Date falls. All payments of Basic Rent shall be accompanied by the following advice:

         _____________________Bond Lease
         Rent for (month/year)
         to:

         _____________________
         ABA No.
         Account No.

                  3.2. ADDITIONAL RENT.

                       3.2.1 Tenant shall pay and discharge before the imposition of any fine, lien, interest or penalty may be added thereto for late payment thereof, as Additional Rent, all other amounts and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease, together with every fine, penalty, interest and cost which may be added by the party to whom such payment is due for nonpayment or late payment thereof. In the event of any failure by Tenant to pay or discharge any of the foregoing, Landlord shall have all rights, powers and remedies provided herein, by law or otherwise, in the event of nonpayment of Basic Rent.

                       3.2.2 Notwithstanding the provisions of Sections 3.2.1 and 4.1 herein, in respect of the payment of real estate taxes as Additional Rent, Tenant shall pay to Landlord on the first day of each calendar month (i) one-twelfth of an amount which would be sufficient to pay real estate taxes payable, or estimated by Landlord to be payable, during the next ensuing twelve
(12) months.

                  3.3. LATE CHARGE. If any installment of Basic Rent is not paid within five (5) days of when the same is due, Tenant shall pay to Landlord or Lender, as the case may be, on demand, as Additional Rent, an amount equal to five percent (5%) of such overdue installment of Basic Rent plus interest at the Default Rate (which amounts are together called the "Late Charge").

                  3.4. SECURITY DEPOSIT. To secure the faithful performance by Tenant of the covenants, conditions and agreements set forth in this Lease to be performed by it, Tenant shall deposit with Landlord, within ten (10) days following Tenant's execution of this Lease, and thereafter at all times during the continuance of this Lease shall maintain on deposit with Landlord, a security deposit in an amount equal to two (2) months Basic Rent under the Primary Term ("Security Deposit"). Tenant shall pay the Security Deposit on the understanding (a) that the Security Deposit or any portion thereof may be applied to the curing of any default that may exist, without prejudice to any other remedy or remedies that Landlord may have on account thereof, and upon such application Tenant shall pay Landlord on demand the amount so applied which shall be added to the Security Deposit so that the same will be restored to the required amount; (b) that should the Premises be transferred by Landlord, the Security Deposit or any balance thereof may be turned over to Landlord's successor or transferee, and Tenant agrees to look solely to such successor or transferee for such application or return; (c) that Landlord or its successors shall hold the Security Deposit as a separate fund and shall not commingle it with other funds; (d) that the Security Deposit shall not be deemed prepaid rent; and (e) that if Tenant shall faithfully perform all of the covenants and agreements in this Lease contained on the part of Tenant to be performed, the Security Deposit, or any then remaining balance thereof, shall be returned to Tenant, without interest, within thirty (30) days after the expiration of the Terms.

                  3.5. TRUE LEASE. Landlord and Tenant agree that this Lease is a true lease and does not represent a financing arrangement.

                  3.6. NET LEASE; NON-TERMINABILITY.

                       (a) This is an absolutely net lease to Landlord. It is the intent of the parties hereto that the Basic Rent payable under this Lease shall be an absolutely net return to Landlord and that Tenant shall pay all costs and expenses relating to the Premises and all operations carried on therein, unless otherwise expressly provided in this Lease. Any amount or obligation herein relating to the Premises which is not expressly declared to be that of Landlord shall be deemed to be an obligation of Tenant to be timely performed by Tenant at Tenant's expense. Basic Rent, Additional Rent and all other sums payable hereunder by Tenant, shall be paid without notice, demand, set-off, counterclaim, abatement, suspension, deduction or defense.

                       (b) This Lease shall not terminate nor shall Tenant have any right to terminate this Lease (except as otherwise expressly provided in Article VII), nor shall Tenant be entitled to any abatement or reduction of rent hereunder (except as expressly provided in Article VII of this Lease), nor shall the obligations of Tenant under this Lease be affected by reason of: (i) any damage to or destruction of all or any part of the Premises from whatever cause;
(ii) the taking in whole or in part of the Premises or any portion thereof by condemnation, requisition or otherwise except as provided in Article VII; (iii) the prohibition, limitation or restriction of Tenant's use of all or any part of the Premises, or any interference with such use; (iv) any eviction by paramount title or otherwise or any other defect in title or breach of the right of Tenant to quiet enjoyment of the Premises; (v) Tenant's acquisition or ownership of all or any of the Premises otherwise than as expressly provided herein; (vi) any default on the part of Landlord under this Lease, or under any other agreement to which Landlord and Tenant may be parties; (vii) any abandonment of the Premises by Tenant; or (viii) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Basic Rent, the Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to Article VII of this Lease.

                       (c) Tenant agrees that it will remain obligated under this Lease in accordance with its terms, and it will not take any action to terminate, rescind or avoid this Lease because of: (i) any readjustment, liquidation, dissolution, or winding-up or other proceeding affecting Landlord or its successors-in-interest or (ii) any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or its successors-in-interest or by any court in any such proceeding.

                       (d) Tenant waives all rights which may now or hereafter be conferred by law or otherwise (i) to quit, terminate or surrender this Lease or the Premises or any part thereof, or (ii) to any abatement, suspension, deferment or reduction of the Basic Rent, Additional Rent or any other sums payable under this Lease, except as otherwise provided in Article VII of this Lease.

                       (e) Under no circumstances shall Landlord be required to make any payment of any kind hereunder or to have any obligation with respect to the use, possession, control, maintenance, alteration, rebuilding, replacing, repairing, restoration or operation of all or any part of the Premises.

         IV. PAYMENT OF IMPOSITIONS, TAXES AND ASSESSMENTS; COMPLIANCE WITH LAW; ENVIRONMENTAL MATTERS.
                  ---------------------------------------------------------

                  4.1. PAYMENT OF IMPOSITIONS. Tenant shall pay or discharge all Impositions (as hereinafter defined) when due. Notwithstanding the foregoing provision of this Section 4.1, Tenant shall not be required to pay any franchise, corporate, estate, inheritance, succession, transfer (other than transfer taxes, recording fees, or similar charges payable in connection with a conveyance hereunder to Tenant), income, excess profits or revenue taxes of Landlord hereunder. In the event the Premises are sold by Landlord during the Terms, Tenant shall not be responsible for the payment of real estate taxes based on an assessed value in excess of 125% of the current appraised value of the Premises. Tenant agrees to furnish to Landlord and Lender, evidence of the payment of the taxes and other Impositions described in Section 11.12(a) within fifteen (15) days after payment thereof. In the event that any Imposition levied or assessed against the Premises becomes due and payable during the term hereof and may be legally paid in installments, Tenant shall have the option to pay such Imposition in installments. In such event, Tenant shall be liable only for those installments which become due and payable during the term hereof.

                  4.2. COMPLIANCE WITH LAWS. Tenant shall, at its expense, comply with and shall cause the Premises to comply with all governmental statutes, laws, rules, orders, regulations and ordinances, including without limitation, the Americans with Disabilities Act of 1990, as the same may be amended from time to time, all fire regulations, occupational health and safety laws, applicable point of sale laws, building codes, Environmental Laws (hereafter defined), zoning and land use laws and regulations ("Applicable Laws"), and any other law the failure to comply with which at any time would affect the Premises or any part thereof, or the use thereof, including those which require the making of any structural, unforeseen or extraordinary changes, whether or not any of the same involve a change of policy on the part of the body enacting the same. Tenant shall, at its expense, comply with all changes required in order to obtain the Required Insurance (as hereinafter defined), and with the provisions of all contracts, agreements, instruments, easements, restrictions, reservations or covenants existing at the commencement of this Lease or thereafter suffered or permitted by Tenant affecting the Premises or any part thereof or the ownership, occupancy or use thereof. To the extent otherwise applicable hereunder, Landlord agrees to comply with all Environmental Laws and Applicable Laws in connection with its ownership of the Premises.




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                  4.3. PERMITTED CONTESTS. Tenant shall not be required to: (i)
pay any Imposition; (ii) comply with any statute, law, rule, order, regulation or ordinance; (iii) discharge or remove any lien, encumbrance or charge; or (iv) obtain any waivers or settlements or make any changes or take any action with respect to any encroachment, hindrance, obstruction, violation or impairment referred to in Section 5.3, so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its liability therefor, by appropriate proceedings. While any such proceedings are pending, Landlord shall not have the right to pay, remove or cause to be discharged the tax, assessment, levy, fee, rent or charge or lien, encumbrance or charge thereby being contested. Tenant shall deposit in escrow a sum no less than 125% of the amount being contested (or bond over or furnish alternate security satisfactory to Landlord) as security for the payment of Impositions which Tenant may ultimately be held responsible for. For so long as the Note is outstanding, the escrow account for permitted contests shall be established with Lender or Lender's designee and the cost of such escrow shall be borne by Tenant. No such contest or proceedings shall in any way eliminate or otherwise interfere with Tenant's obligation to make timely payments of Basic Rent and additional rent under this Lease. Tenant further agrees that each such contest shall be promptly prosecuted to a final conclusion. Tenant shall pay, indemnify and save Landlord and Lender harmless against, any and all losses, judgments, decrees and costs (including all attorneys' fees, appearance costs and expenses) in connection with any such contest and shall, promptly after the final settlement, compromise or determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interests, costs and expenses thereof or in connection therewith, and perform all acts, the performance of which shall be ordered or decreed as a result thereof; provided, however, that nothing herein contained shall be construed to require Tenant to pay or discharge any lien, encumbrance or other charge created by any act or failure to act of Landlord or the payment of which Tenant is not otherwise required to perform hereunder. No such contest shall subject Landlord or Lender to the risk of any criminal or putative civil liability.

                  4.4. HAZARDOUS MATERIALS. Tenant shall:

                       (a) not cause, except for items sold or used in the ordinary course of Tenant's business in compliance with Applicable Laws and for which appropriate licenses and permits are issued (if required), including without limitation a class F operating permit, or permit any Hazardous Material (as defined below) to exist on or discharge from the Premises, and shall promptly: (i) pay any claim against Tenant, Landlord, Lender or the Premises;
(ii) remove any charge or lien upon any of the Premises; and (iii) defend, indemnify and hold Landlord and Lender harmless from any and all claims, expenses, liability, loss or damage, in any case resulting from any Hazardous Material that at any time exists on or is discharged from the Premises;

                       (b) not cause or permit any Hazardous Material to exist on or to discharge from any property owned or used by Tenant which is not in compliance with Applicable Laws or a class F operating permit or which would result in any charge or lien upon the Premises and shall promptly: (i) pay any claim against Tenant, Landlord, Lender or the Premises; (ii) remove any charge or lien upon the Premises; and (iii) defend, indemnify and hold Landlord and Lender harmless from any and all claims, expenses, liability, loss or damage, in any case resulting from the existence or discharge of any such Hazardous Material on, under or off the Premises;

                       (c) notify Landlord and Lender within ten (10) days after Tenant first has knowledge of any of the following:




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                           (i) that Hazardous Material exists on or has been
         discharged from or onto the Premises (whether originating thereon or migrating to the Premises from other property) in violation of Applicable Laws or a class F operating permit;

                           (ii) that Tenant is subject to investigation by any governmental authority evaluating whether any remedial action is needed to respond to the release or threatened release of any Hazardous Material into the environment from the Premises;

                           (iii) notice or claim to the effect that Tenant is or may be liable to any person as a result of the release or threatened release of any Hazardous Material into the environment from the Premises in violation of Applicable Laws or a class F operating permit;

                           (iv) notice that the Premises are subject to an environmental lien;

                           (v) notice of violation to Tenant or awareness by Tenant of a condition which might reasonably result in a notice of violation of any Applicable Laws or a class F operating permit that could have a material adverse effect upon the Premises.

                       (d) comply, and cause the Premises to comply, with all statutes, laws, ordinances, rules and regulations, including the operating conditions of a class F operating permit of all local, state or federal authorities having authority over the Premises or any portion thereof or their use, including without limitation, relative to any Hazardous Material, petroleum products, asbestos containing materials or PCB's.

                       (e) cause any construction or alterations of the Premises to be done in a way so as to not expose in an unsafe manner the persons working on or visiting the Premises to Hazardous Materials present upon the Premises and in connection with such construction or alterations shall remove any Hazardous Materials present upon the Premises which are not in compliance with Applicable Laws or the conditions of Tenant's class F operating permit or which present a danger to persons working on or visiting the Premises.

                       (f) If there exists a threat of an immediate release of Hazardous Materials from, on, at, to or under the Premises in violation of any Applicable Laws or the conditions of Tenant's class F operating permit, and Tenant fails to take steps necessary to prevent such immediate release, Landlord shall have the right, but not the obligation, to take any action which is required to prevent such immediate release. Landlord make take such emergency action with only such notice (if any) as is practical, in Landlord's judgment. Tenant shall, pay and reimburse Landlord as Additional Rent, forthwith upon being billed for same by Landlord, the cost of such emergency action. Such amount shall bear interest at the Lease Default Rate from the date of billing until paid.

                       (g) "HAZARDOUS MATERIAL" means any hazardous or toxic material, substance or waste which is defined by those or similar terms or is regulated as such under any Environmental Laws. "ENVIRONMENTAL LAWS" means any statute, law, ordinance, rule or regulation of any local, county, state or federal authority having jurisdiction over the Property or any portion thereof or its use as the same may be amended from time to time, including but not limited to: (i) the Federal Water Pollution Control Act (33 U.S.C. Section 1317) as amended; (ii) the Federal Resource Conservation and Recovery Act (42 U.S.C.
Section 6901 et seq.) as amended; (iii) the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) as amended; (iv) the Toxic Substance Control Act (15 U.S.C. Section 2601) as amended; (v) the Clean Air Act (42 U.S.C. Section 7401) as amended; and (vi) the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 1336 et seq.).




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                       (h) Except to the extent of liability resulting from or
arising out of the gross negligent or willful act of Landlord or Lender or their agents or their successors and assigns on or about the Premises, Tenant agrees to protect, defend, indemnify and hold harmless Landlord, its members, directors, officers, employees and agents, and any successors to Landlord's interest in the chain of title to the Premises, their direct or indirect partners, members, directors, officers, employees, and agents, from and against any and all liability, including all foreseeable and all unforeseeable damages including but not limited to attorneys' and consultants' fees, fines, penalties and civil or criminal damages, directly or indirectly arising out of the use, generation, storage, treatment, release, threatened release, discharge, spill, presence or disposal of Hazardous Materials from, on, at, to or under the Premises prior to or during the Term of this Lease, and including, without limitation, the cost of any required or necessary repair, response action, remediation, investigation, cleanup or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following transfer of title to the Premises by Tenant. This agreement to indemnify and hold harmless shall be in addition to any other obligations or liabilities Tenant may have to Landlord at common law under all statutes and ordinances or otherwise, and shall survive following the date of expiration or earlier termination of this Lease without limit of time. Tenant expressly agrees that the representations, warranties and covenants made and the indemnities stated in this Lease are not personal to Landlord, and the benefits under this Lease may be assigned to subsequent parties in interest to the chain of title to the Premises, which subsequent parties in interest may proceed directly against Tenant to recover pursuant to this Lease. Tenant, at its expense, may institute appropriate legal proceedings with respect to environmental matters of the type specified in this paragraph 4.4 (h) or any lien for such environmental matters, not involving Landlord or Lender as a defendant (unless Landlord or Lender is the alleged cause of the damage), conducted in good faith and with due diligence, provided that such proceedings shall not in any way impair the interests of Landlord or lenders under this Lease or contravene the provisions of any first mortgage. Counsel to Tenant in such proceedings shall be reasonably approved by Landlord if Landlord is a defendant in the same proceeding. Landlord shall have the right to appoint co-counsel, which co-counsel will cooperate with Tenant's counsel in such proceedings. The fees and expenses of such co-counsel shall be paid by Landlord, unless such co-counsel are appointed because the interests of Landlord and Tenant in such proceedings, in such counsel's opinion, are or have become adverse, or Tenant or Tenant's counsel is not conducting such proceedings in good faith or with due diligence. Notwithstanding any other provision of this Lease, Landlord and Lender shall have the right to participate in the defense or settlement of any cause of action, suit, claim, or demand alleging the violation of any Environmental Laws, whether or not Landlord or Lender have been named or joined as parties to such cause of action, suit, claim or demand.




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         V.       MAINTENANCE AND REPAIR; ALTERATIONS.
                  ------------------------------------

                  5.1. MAINTENANCE AND REPAIR. Tenant acknowledges that it has received the Premises in good condition, repair and appearance. Tenant agrees that, at its expense, it will keep and maintain the Premises, including any altered, rebuilt, additional or substituted buildings, structures and other improvements thereto, in good condition and repair. It will make promptly, all structural and nonstructural, foreseen and unforeseen, ordinary and extraordinary changes and repairs or replacements of every kind which may be required to be made to keep and maintain the Premises in such good condition, repair and appearance and it will keep the Premises orderly and free and clear of rubbish. Tenant shall maintain on the Premises, and turn over to Landlord upon expiration or termination of this Lease, any current operating manuals for any equipment or operating systems owned by Landlord that now exist and are in possession or control of Tenant, or are hereafter located on the Premises. Tenant covenants not to install any underground storage tanks on the Premises. Tenant agrees that its obligation to maintain and repair the Premises as set forth in this Section 5.1 benefit both Landlord and Tenant, are the sole responsibility of Tenant, and may not be delegated. Tenant further covenants to perform or observe all terms, covenants or conditions of any reciprocal easement, deed covenant running with the land or maintenance agreement to which it may at any time be a party or to which the Premises are currently subject. Tenant shall, at its expense, use its best efforts to enforce compliance with any reciprocal easement or maintenance agreement benefiting the Premises by any other person subject to such agreement. Tenant shall maintain the Premises on compliance with all Applicable Laws and in accordance with the requirements of all insurance policies required to be maintained by Tenant hereunder. Landlord shall not be required to maintain, repair or rebuild, or to make any alterations, replacements or renewals of any nature to the Premises, or any part thereof, whether ordinary or extraordinary, structural or nonstructural, foreseen or not foreseen to maintain the Premises or any part thereof in any way. Tenant hereby expressly waives the right to make repairs at the expense of Landlord which may be provided for in any law in effect at the time of the commencement of the term of this Lease or which may thereafter be enacted. If Tenant shall abandon the Premises, it shall give Landlord and Lender immediate notice thereof. The obligations of the Tenant to pay Basic Rent and Additional Rent shall not be eliminated, reduced, suspended, or otherwise impaired by reason of such abandonment of the Premises. In the event that the Premises shall violate any law and as a result of such violation an enforcement action is threatened or commenced against Tenant or with respect to the Premises, then Tenant shall either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such violation, whether the same shall affect Landlord, Tenant or both, or (ii) take such action as shall be necessary to remove such violation, including, if necessary, making any necessary repairs or replacements, structural or otherwise.

                  5.2. ENGINEERING REPORT. Beginning the Sixth Lease Year, and every five (5) years thereafter, Landlord shall have the right to have an engineering study of the Premises ("Engineering Report") prepared by a qualified engineering firm, in scope and form consistent with industry standards and at Landlord's cost. The Engineering Report shall include, without limitation, a study or analysis of (a) all structural components of the Premises, (b) all mechanical, electrical, plumbing, HVAC, sprinkler, fire suppression, elevators, and other building systems and equipment designated by Landlord, and (c) the roof of the building. Tenant shall be provided with a copy of the Engineering Report and shall correct any deficiencies requested by Lender which do not meet the maintenance and repair provisions of Section 5.1 of this Lease or which violate any Applicable Laws or the conditions of Tenant's class F operating permit. If any such deficiency noted in the Engineering Report is not corrected by Tenant within one hundred twenty (120) days of Tenant's receipt of the report, Landlord shall have the right to take all necessary action to correct such deficiency. In such event, the cost of both Landlord's corrective action and the cost of the Engineering Report shall constitute Additional Rent and be promptly reimbursed by Tenant.




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                  5.3. ENCROACHMENTS. If any Improvements situated on the
Premises at any time during the Terms of this Lease shall encroach upon any property, street or right-of-way adjoining or adjacent to the Premises, or shall violate the agreements or conditions contained in any restrictive covenant affecting the Premises or any part thereof, or shall impair the rights of others under or hinder or obstruct any easement or right-of-way to which the Premises are subject, then, promptly after the written request of Landlord or any person affected by any such encroachment, violation, impairment, hindrance or obstruction, Tenant shall, at its expense, either (i) obtain effective waivers, or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, impairment, hindrance or obstruction whether the same shall affect Landlord, Tenant or both, or (ii) make such changes in the improvements on the Premises and take such other action as shall be necessary to remove such encroachments, hindrances or obstructions and to end such violations or impairments, including, if necessary, the alteration or removal of any improvement on the Premises or (iii) obtain a waiver or consent to the encroachment or an encroachment permit or easement for the life of the encroachment. Any such alteration or removal shall be made in conformity with the requirements of Section 5.4 hereof to the same extent as if such alteration or removal were an alteration under the provisions of Section 5.4. Landlord shall cooperate and use its best efforts to cause Lender to cooperate in all transfers necessary to effectuate such matters.

                  5.4. ALTERATIONS.

                       (a) Tenant may, at its expense, make additions to and alterations of the Improvements to the Premises, and make substitutions and replacements therefore, provided that: (i) Landlord approves any addition to or structural alteration to the Premises, after having received from Tenant complete plans and specification for the proposed work, which such consent shall not be unreasonably withheld, (ii) the market value of the Premises shall not thereby be lessened; (iii) such addition or alteration is architecturally consistent with existing Improvements; (iv) such actions shall be performed in a good and workmanlike manner; (v) such work shall not violate any term of any restriction to which the Premises are subject or the requirements of any insurance policy required to be maintained by Tenant hereunder, and shall be expeditiously completed in compliance with all Applicable Laws; and (vi) no Improvements shall be demolished unless Tenant shall have first furnished Landlord with such surety bonds or other security acceptable to Landlord as shall be necessary to assure rebuilding of such Improvements. Notwithstanding the foregoing, Landlord's approval shall not be required for any nonstructural alterations costing less than One Hundred Thousand Dollars ($100,000.00). Tenant shall promptly pay all costs and expenses of each such addition, alteration, additional Improvement, substitution or replacement, discharge all liens arising therefrom and procure and pay for all permits and licenses required in connection therewith. All such additions, alterations, additional Improvements substitutions and replacements shall be and remain part of the realty and the property of Landlord and shall be subject to this Lease. Tenant may place upon the Premises any inventory, trade fixtures, machinery or equipment belonging to Tenant or third parties and may remove the same at any time during the Terms. Tenant shall repair any damage to the Premises caused by such removal.

                  5.5. NO LIENS. Tenant will not, directly or indirectly, create or permit to remain, and shall within thirty (30) days of filing of any, mechanics, contractors or other liens, discharge or bond, at its expense, any liens with respect to, the Premises or any part thereof or Tenant's interest therein or the Basic Rent, Additional Rent or other sums payable by Tenant under this Lease, other than any encumbrances permitted by a Permitted Encumbrance described in Section 11.12. Nothing contained in this Lease shall be construed




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as constituting the consent or request, expressed or implied, by Landlord to the performance of any labor or services or of the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof by any contractor, subcontractor, laborer, materialman or vendor. Notice is hereby given that Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding the Premises or any part thereof, and that no mechanic's or other liens for any such labor services or materials shall attach to or affect the interest of Landlord in and to the Premises.

                  5.6 SHELL SPACE Improvements. Tenant has prepared an estimate of the cost involved in improving the shell condition space within the Premises, a copy of which is attached and incorporated as Exhibit "F" hereto. Tenant shall complete the shell space improvement work according to the plans and estimates approved by Landlord not later than September 1, 2009.

         VI.      INSURANCE; INDEMNIFICATION.
                  ---------------------------

                  6.1. INSURANCE. Tenant shall maintain, or cause to be maintained, at its sole expense, the following insurance on the Premises (herein called the "Required Insurance"):

                       (a) Insurance against loss or damage to the Improvements (the "Improvements Insurance") under a fire and broad form of all risk extended coverage insurance policy (which shall include flood insurance if the Premises is located within a flood hazard area, and earthquake insurance if required by Lender and the Premises is located within an earthquake zone) together with an agreed value endorsement. Such insurance shall be in amounts equal to the full insurable value of the Improvements and not be less than the full replacement cost of the Improvements as determined from time to time by Landlord but not more frequently than once in any 12-month period. Such insurance policies shall contain a replacement cost endorsement and a waiver of depreciation, and may contain reasonable exclusions and deductible amounts as may be approved by Landlord.

                       (b) Comprehensive general public liability insurance, including contractual injury, bodily injury, broad form death and property damage liability, and umbrella liability insurance against any and all claims, including legal liability to the extent insurable, and all court costs and attorneys' fees and expenses, for the benefit of Landlord, Tenant and Lender against claims for damages to person or property arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Premises, occurring on, in or about the Premises and the adjoining streets, sidewalks, gutters, curbs, passageways and other areas adjacent thereto, if any, of at least Two Million Dollars ($2,000,000) single limit with respect to bodily injury or death to any one person, at least Five Million Dollars ($5,000,000) with respect to any one incident, and at least Two Million Dollars ($2,000,000) with respect to property damage or such greater amounts as may reasonably be required by Landlord, consistent with coverage on properties similarly constructed, occupied and maintained, such insurance to include full coverage of the indemnity set forth in Section 6.10. Policies for such insurance shall be for the mutual benefit of Landlord, Tenant and Lender, as their respective interests may appear, and shall name Lender as an additional insured.

                       (c) Workers' compensation insurance to the extent necessary to protect Landlord and the Premises against workers' compensation claims, covering all persons employed in connection with any work done on or about the Premises with respect to which claims for death or bodily injury could be asserted against Landlord, Tenant or the Premises. Such policy of workers' compensation insurance shall comply with all of the requirements of applicable state law. Without limiting the foregoing, Tenant may, at its option, maintain a program of workers' compensation self-insurance which complies in all respects to the rules and regulations of the State of California.




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                       (d) At any time when any portion of the Premises is being
constructed, altered or replaced, builder's "all-risk" insurance (in completed value non-reporting form) insuring the Premises in an amount no less than the actual replacement value of the Improvements, exclusive of foundations and excavations.

                       (e) Such other insurance on the Premises, including, but not limited to, insurance against loss or damage from (i) leakage of sprinkler systems, and (ii) explosion of steam boilers, air conditioning equipment, pressure vessels or similar apparatus now or hereinafter installed in the Premises, in such amounts and against such other hazards which may be required by Landlord or Lender, including twelve (12) months of rental interruption insurance, and insurance to cover the cost of complying with any governmental statutes, laws, rules, orders, regulations and ordinances enacted after the execution of this Lease.

                       (f) All insurance policies shall be in such form and with such endorsements and in such amounts as shall be satisfactory to Landlord (and Landlord shall be entitled to approve amounts, form, risk coverage, deductibles, loss payees and insureds). The policy referred to in Section 6.1(a) shall contain a replacement cost endorsement and a waiver of depreciation. All of the above referenced policies shall name Lender as an additional insured/loss payee, shall provide that all insurance proceeds be payable to Lender, and shall contain: (i) "Non Contributory Standard Beneficiary Clause" and a Lender's Loss Payable Endorsement (Form 438 BFUNS) or their equivalents naming Lender as the person to which all payments shall be paid and a provision that payment of insurance proceeds in excess of One Hundred Thousand Dollars ($100,000.00) shall be made by a check payable only to Lender; (ii) a waiver of subrogation endorsement as to Lender and its assigns providing that no policy shall be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by Lender, Landlord or any other named insured, additional insured or loss payee, except for the willful misconduct of Lender knowingly in violation of the conditions of such policy; (iii) an endorsement indicating that neither Lender nor the Landlord shall be or be deemed to be a co-insurer with respect to any risk insured by such policies and shall provide for an aggregate deductible per loss for all policies of an amount not more than that which is customarily maintained by prudent owners of property of the same type and quality as the Premises, but in no event in excess of five percent (5%) of the replacement cost of the Improvements (or, in the case of earthquake insurance, the smallest deductible which is commercially available, which deductible as of the date here is deemed to be ten percent (10%); (iv) a provision that such policies shall not be canceled or amended, including, without limitation, any amendment reducing the scope or limits of coverage, without at least thirty (30) days' prior written notice to Lender in each instance; and (v) effective waivers by the insurer of all claims for insurance premiums against any loss payees, additional insureds and named insureds (other than the Tenant). Certificates of insurance with respect to all renewal and replacement policies shall be delivered to the Landlord not less than thirty (30) days prior to the expiration date of any of the insurance policies required to be maintained hereunder which certificates shall bear notations evidencing payment of applicable premiums. If Tenant fails to maintain and deliver to the Landlord the certificates of insurance required by this Lease, Landlord may, at its option, after written notice to Tenant, procure such insurance, and the Tenant shall reimburse Landlord for the amount of all premiums paid by Landlord thereon promptly, after demand by Landlord, with interest thereon at the Default Rate from the date paid by Landlord to the date of repayment.




                                      110
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                  6.2. PERMITTED INSURERS. The insurance required hereunder
shall be written by companies of recognized financial standing authorized to do insurance business in the state in which the Premises are located and have a general policy rating of A or better and a financial class of IX or better by A.M. Best Co. and a Standard and Poor's claims paying ability rating of AA or better, and shall name as the insured parties thereunder Landlord and Tenant, as their interests may appear, and Lender as an additional insured under a standard "mortgagee" endorsement or its equivalent satisfactory to Landlord. Landlord shall not be required to prosecute any claim against, or to contest any settlement proposed by, an insurer. Tenant may, at its expense, prosecute any such claim or contest any such settlement in the name of Landlord, Tenant or both with the consent of Landlord, and Landlord will join therein at Tenant's written request upon the receipt by Landlord of an indemnity from Tenant against all costs, liabilities and expenses in connection therewith.

                  6.3. INSURANCE CLAIMS. Insurance claims by reason of damage to or destruction of any portion of the Premises shall be adjusted by Tenant, both Landlord and Lender shall have the right to join with Tenant in adjusting any such loss.

                  6.4. INSURED PARTIES. Every policy referred to herein shall bear a first mortgage endorsement in favor of Lender; and any loss under any such policy shall be made payable to Lender, provided that any recovery under any such policy shall be applied by Lender in the manner provided in Section
6.3. Every policy of required insurance shall contain an agreement that the insurer will not cancel such policy except after thirty (30) days' prior written notice to Landlord and Lender and that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Landlord, Tenant or Lender which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) any foreclosure or other action taken by a creditor pursuant to any provision of any Permitted Encumbrance upon the happening of a default or Event of Default thereunder or
(ii) any change in ownership of the Premises.

                  6.5. DELIVERY OF POLICIES. Tenant shall deliver to Landlord promptly after the delivery of this Lease, the original or certified duplicate policies or Acord-27 and Acord-25 form certificates of insurers, satisfactory to Lender, evidencing all of the Required Insurance. Tenant shall, at least fifteen
(15) days prior to the expiration of any such policy, deliver to Landlord other original or duplicate of such policy or certificates evidencing the renewal of any such policy. If Tenant fails to maintain or renew any required insurance, or to pay the premium therefor, or to deliver such certificate, then Landlord, at its option, but without obligation to do so, may, after giving Tenant notice thereof, procure such insurance. Any sums so expended by Landlord shall be Additional Rent hereunder and shall be repaid by Tenant within five (5) days after notice to Tenant of such expenditure and the amount thereof.

                  6.6. NO DOUBLE COVERAGE. Neither Tenant nor Landlord shall obtain or carry separate insurance covering the same risks as any Required Insurance unless Tenant, Landlord and Lender are included therein as named insured, with loss payable as provided in this Lease and the policy contains a first mortgagee endorsement in favor of the Lender. Tenant and Landlord shall immediately notify each other whenever any such separate insurance is obtained and shall deliver to each other the policies or certificates evidencing the same.

                  6.7. BLANKET INSURANCE. Anything contained in this Article VI to the contrary notwithstanding, all Required Insurance may be carried under a "blanket" or "umbrella" policy or policies covering other property or liabilities of Tenant, provided that such policies otherwise comply with the provisions of this Lease and specify the coverage and amounts thereof with respect to the Premises.

                  6.8. DAMAGES FOR TENANT'S FAILURE TO PROPERLY INSURE. Landlord or Lender shall not be limited in the proof of any damages which Landlord or Lender may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force insurance, as provided above, to the amount of the insurance premium or premiums not paid or incurred by Tenant and which would have been payable under such insurance; but Landlord and Lender shall also be entitled to recover as damages for such breach, the uninsured amount of any loss, to the extent of any deficiency in the Required Insurance and damages, costs and expenses of suit suffered or incurred by reason of or damage to, or destruction of, the Premises, occurring during any period when Tenant shall have failed to provide the Required Insurance. Tenant shall indemnify and hold harmless Landlord and Lender for any liability incurred by Landlord or Lender arising out of any deductibles for Required Insurance.

                  6.9. CASUALTY. If all or any part of the Premises shall be damaged or destroyed by casualty, Tenant shall promptly notify Landlord and Lender thereof within five (5) Business Days, and shall, with reasonable promptness and diligence, rebuild, replace and repair any damage or destruction to the Premises, at its expense, in conformity with the requirements of Section 5.4(a) hereof, in such manner as to restore the same to the same or better condition as existed prior to such casualty, using materials of the same or better grade than that of the materials being replaced, and there shall be no abatement of Basic Rent or Additional Rent. Proceeds of casualty insurance of $100,000.00 or less shall be paid to Tenant. Proceeds in excess of $100,000.00 shall be held by Landlord or a proceeds trustee (which shall be Lender or Lender's designee for so long as the Note is outstanding, or an escrow or title company, or a bank or trust company designated by Landlord thereafter) and paid to Tenant, but only against certificates of Tenant and appropriate lien waivers delivered to Landlord from time to time, but not more frequently than once per calendar month, as such work or repair progresses. Each such certificate shall describe the work or repair for which Tenant is requesting payment and the cost incurred by Tenant in connection therewith and stating that Tenant has not theretofore received payment for such work and has sufficient funds remaining to complete the work free of liens or claims. Any proceeds remaining after Tenant has repaired the Premises shall be delivered to Landlord; provided, however, that if such aggregate amounts exceed One Hundred Thousand Dollars ($100,000), the excess shall, at Lender's direction and with Lender's written consent at its sole discretion, be applied in reduction of the principal amount of the Note or paid to Tenant; provided further, however, that no payment shall be made to Tenant if any material or monetary default or Event of Default shall have happened and be continuing under this Lease. If the excess is applied to the remaining principal outstanding under the Note, the Note shall be reamortized and monthly payment of Basic Rent payable on or after the second Basic Rent Payment Date occurring after such application shall be reduced in an amount equal to the amount by which the monthly payment under the Note has been reduced. The foregoing references to "Note" shall mean the Note and any future promissory note that may be issued in connection with a refinancing of the Mortgage

                 6.10. INDEMNIFICATION.

                       (a) Tenant agrees to pay, and to protect, defend, indemnify and save harmless Landlord, Lender and their agents from and against any and all liabilities, losses, damages, costs, expenses (including all reasonable attorneys' fees and expenses of Landlord and Lender), causes of action, suits, claims, demands or judgments of any nature whatsoever that may be suffered or imposed on or asserted against any of them (i) arising from any injury to, or the death of, any person or damage to property (including property of employees and invitees of Tenant) on the Premises or upon adjoining sidewalks, streets or ways or elsewhere, in any manner growing out of or connected with the use, non-use, condition or occupation of the Premises or any part thereof, so long as not occasioned by the gross negligence or willful misconduct of Landlord, Lender, their agents, servants, employees or assigns, and/or (ii) arising from violation by Tenant of any agreement or condition of this Lease, or any contract




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or agreement to which Tenant is a party or any restriction, law, ordinance or regulation, including without limitation, the Americans With Disabilities Act of 1990 and all regulations issued thereunder, in each case affecting the Premises or any part thereof or the ownership, occupancy or use thereof, so long as not occasioned by the negligence or willful misconduct of Landlord, Lender, their agents, servants, employees or assigns; (iii) arising out of any permitted contest referred to in Section 4.3 (collectively, "Indemnified Matters"). If Landlord, Lender or any agent of Landlord or Lender shall be made a party to any such litigation commenced against Tenant, and if Tenant, at its expense, shall fail to provide Landlord, Lender or their agents with counsel (upon Landlord's request) reasonably approved by Landlord, Tenant shall pay all costs and attorneys' fees and expenses incurred or paid by Landlord, Lender or their agents in connection with such litigation. Tenant's obligations and liabilities under this Section 6.10 shall survive the expiration of this Lease. Tenant waives all claims against Landlord arising form any liability described in this
Section 6.10 (a), except to the extent caused by the negligence or willful misconduct of Landlord, Lender, their agents, servants, employees or assigns. The waiver and indemnity provisions in this paragraph are intended to exculpate and indemnify each of Landlord and Lender (i) from and against the consequences of its own negligence or fault when Landlord or Lender are solely negligent or contributorily, partially, jointly, comparatively or concurrently negligent with Tenant or any other person (but is not solely or grossly negligent, has not committed an intentional act or made an intentional omission) and (ii) from and against any liability of Landlord or Lender based on any applicable doctrine of strict liability.

                  (b) Should any claim be made against Landlord by a person not a party to this Lease with respect to any Indemnified Matter, Landlord shall promptly give Tenant written notice of any such claim, and Tenant shall thereafter defend or settle any such claim, at its sole expense, on its own behalf and with counsel of its selection; provided, however, that Tenant's counsel shall be competent counsel experienced in the type of litigation or claim at issue and shall be acceptable to Landlord, acting reasonably. Upon Tenant's assumption of the defense of any claim against Landlord pursuant to Tenant's indemnity, Landlord shall have the right to participate in the defense or settlement of the claim with counsel retained and paid by it, and Tenant shall cause the attorneys retained by it to consult and cooperate fully with counsel for Landlord. In such defense or settlement of any claims, Landlord shall provide Tenant with originals or copies of all relevant documents and shall cooperate with and assist Tenant, at no expense to Landlord. Notwithstanding any provision of this Section 6.10 to the contrary, Tenant shall not enter into any settlement or agreement in connection with any Indemnified Matters binding upon or adversely affecting either Landlord or Lender, or admit any liability or fact in controversy binding upon or adversely affecting either Landlord or Lender, without the prior written consent of Landlord or Lender, as the case may be, in such party's sole discretion.

         VII.     CONDEMNATION.
                  -------------

                  7.1. ASSIGNMENT OF AWARD. Subject to the rights of Tenant set forth in this Article VII, Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant may be or become entitled with respect to Complete, Partial or Temporary Taking (all as hereinafter defined) of the Premises or any part thereof, by condemnation or other eminent domain proceedings pursuant to any law, general or special, by any governmental authority, whether the same shall be paid or payable in respect of Tenant's leasehold interest hereunder or otherwise. Landlord and Tenant agree that as long as the Note is outstanding, Lender shall hold all proceeds until disbursed pursuant to the terms hereof. Landlord and Lender shall be entitled to participate in any such proceeding and the expenses thereof (including counsel fees and expenses) shall be paid by Tenant.

                  7.2. DEFINITIONS FOR ARTICLE VII.




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                       (a) "Complete Taking" shall mean the occurrence of any
actual or threatened condemnation or other eminent domain proceeding pursuant to any general or special law, or any agreement with an authority having the power of eminent domain, which results in the taking or conveyance of (i) the entire Premises or (ii) such a significant portion of the Premises that, in the good faith judgment of Tenant, it is uneconomic to rebuild or restore the remaining portion of the Premises for the continued operation of the Premises.

                       (b) "Partial Taking" shall mean the occurrence of any taking of a portion of the Premises by condemnation or other eminent domain proceedings, or any agreement with an authority having the power of eminent domain, which does not result in a Complete Taking.

                       (c) "Temporary Taking" shall mean the occurrence of a temporary taking of the use or occupancy of the Premises or any part thereof by any governmental authority.

                       (d) "Net Award" shall mean all amounts payable as a result of any condemnation or other eminent domain proceeding and all amounts payable pursuant to any agreement with any condemning authority (which agreement shall be deemed to be a taking) which has been made in settlement of or under threat of any condemnation or other eminent domain proceeding affecting the Premises, less all expenses incurred as a result thereof not otherwise paid by Tenant and the collection of such amounts.

                       (e) "Purchase Offer" shall mean a purchase offer as described in this Article VII with a Purchase Price hereafter defined.

                  7.3. COMPLETE TAKING. Upon the occurrence of a Complete Taking, Tenant shall deliver a Purchase Offer to Landlord, with a copy to Lender, specifying a Termination Date occurring not less than thirty (30) nor more than one hundred eighty (180) days after the delivery of such Purchase Offer and this Lease shall continue in full force and effect without any abatement of rent, notwithstanding any taking, until the Termination Date as defined herein. The Purchase Offer shall contain a purchase price ("Purchase Price") which is the greater of the Net Award or the lesser of (a) Landlord's acquisition cost of the Premises, or (b) the amount of the first mortgage against the Premises, including any prepayment penalties, plus Landlord's unamortized equity in the Premises based on a twenty year term at 7%, plus the reasonable out-of-pocket expenses of Landlord and Lender relating to the purchase, and shall be accompanied by a Tenant's Certificate stating that a "Complete Taking" has occurred within the meaning of clause (a) of Section 7.2. Notwithstanding anything contained herein to the contrary, in no event shall the Purchase Price be less than the full amount due Lender under the Loan Documents. If Tenant shall fail to deliver a Purchase Offer as required above, Tenant shall be conclusively presumed to have made a Purchase Offer on a date which is one hundred twenty (120) days after any such taking (or such later date as is agreed to in writing by Landlord), and in the event Tenant is so presumed to have made a Purchase Offer, the Termination Date shall be deemed to be one hundred fifty
(150) days after such Purchase Offer is presumed to have been made; but nothing in this sentence shall relieve Tenant of its obligation actually to deliver such Purchase Offer. No Basic Rent or Additional Rent shall abate through the Termination Date.

                  7.4. PARTIAL TAKING. Upon the occurrence of any Partial Taking, this Lease shall continue in full effect without abatement or reduction of Basic Rent, Additional Rent or other sums payable by Tenant. In the event Landlord receives a Net Award in connection with any such Partial Taking, Landlord shall make the Net Award available to Tenant to make any repairs required by Section 5.4 hereof so that, thereafter, the Premises shall be, as




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nearly as possible, in a condition as good as the condition thereof immediately prior to such Partial Taking, but, if such Net Award shall be in excess of One Hundred Thousand Dollars ($100,000), only if there is no default or Event of Default and Tenant delivers to Landlord of (i) certificates of Tenant identifying the repair work for which Tenant is requesting payment and the cost incurred by Tenant in connection therewith and stating that Tenant has not theretofore received payment for such work; and (ii) appropriate lien waivers. Any Net Award remaining after such repairs have been made shall be delivered to Tenant; but only to the extent that the aggregate amount of such Net Award so remaining and all amounts theretofore paid to Tenant pursuant to this sentence do not exceed One Hundred Thousand Dollars ($100,000). If such amounts exceed One Hundred Thousand Dollars ($100,000), the excess may, at Lender's direction and with Lender's written consent at its sole option, be applied in reduction of the outstanding principal amount of the Note, in accordance with the terms of the Loan Documents. If the excess is applied to the remaining principal outstanding under the Note, the Note shall be reamortized and monthly payment of Basic Rent payable on or after the second Basic Rent Payment Date occurring after such application shall be reduced in an amount equal to the amount by which the monthly payment under the Note has been reduced.

                  7.5. TEMPORARY TAKING. Upon the occurrence of any Temporary Taking, Tenant shall, promptly after any such Temporary Taking ceases, at its expense, repair any damage caused thereby in conformity with the requirements of
Section 5.4 hereof so that, thereafter, the Premises shall be, as nearly as possible, in a condition as good as the condition thereof immediately prior to such Temporary Taking. In the event of such Temporary Taking, Tenant shall be entitled to receive the entire Net Award payable by reason of such Temporary Taking, less any costs incurred by the Landlord in connection therewith. If the cost of any repairs required to be made by Tenant pursuant to this Section 7.5 shall exceed the amount of the Net Award, the deficiency shall be paid by Tenant. No payments shall be made to Tenant pursuant to this Section 7.5, if any default or Event of Default shall have happened and shall be continuing under this Lease. Basic Rent shall abate through the duration of such Temporary Taking.

                  7.6. PROCEDURE AFTER PURCHASE OFFER; PROCEDURE ON EVENT OF PURCHASE.

                       (a) If Landlord shall have accepted the Purchase Offer in writing, Landlord shall convey the Premises to Tenant for the Purchase Price contained therein, giving due credit, if any, against such Purchase Price to Tenant for any Net Award received and retained by Landlord.

                       (b) If the Premises or any part thereof shall be purchased by Tenant under Article VII of this Lease, Landlord need not transfer and convey to Tenant or its designee any better title thereto than existed on the date of the commencement of this Lease, and Tenant shall accept such title, subject, however, to such liens, encumbrances, charges, exceptions and restrictions, against or relating to the Premises, (i) including those arising pursuant to the terms of this Lease and (ii) subject to all applicable laws, regulations and ordinances, but free of the Mortgage and all other mortgages, liens, encumbrances, charges, exceptions and restrictions which shall have been created by or resulted from acts or failures to act of Landlord.

                       (c) On the date fixed for any such purchase, which shall be the next Payment Date as defined in the Loan Commitment, Tenant shall pay to Landlord, at any place within the United States of America designated by Landlord before 2:00 P.M. Pacific Time, the Purchase Price therefor, in immediately available funds, together with all installments of Basic Rent and all other sums then due under this Lease and unpaid to and including the purchase date without offset or deduction for any reason, and Landlord shall deliver to Tenant: (i) a special grant deed conveying title to the Premises and describing the Premises or portion thereof being sold and conveying the title thereto; (ii) such instruments as shall be necessary to transfer to Tenant or its designee any other property then required to be transferred by Landlord




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pursuant to this Lease; and (iii) an assignment of condemnation awards due in connection with the Property, but not yet paid to the Landlord or Lender. Tenant shall pay all charges incident to such conveyance and transfer, including Landlord and Lender's reasonable counsel fees, escrow fees, recording fees, title insurance premiums and all applicable federal, state and local taxes (other than any income, sales, rental receipts, or franchise taxes levied upon or assessed against Landlord) which may be incurred or imposed by reason of such conveyance and transfer.

                       (d) Upon the completion of such purchase, but not prior thereto, this Lease and all obligations hereunder (including the obligations to pay Basic Rent and Additional Rent) shall terminate, except with respect to any obligations and liabilities of Tenant, actual or contingent, under this Lease which arose on or prior to such date of purchase, and with respect to such obligations and liabilities they shall survive the Termination of the Lease.

                       (e) If Landlord (with the written consent of Lender) shall have tendered a written rejection of the Purchase Offer not later than the tenth (10th) day prior to the Termination Date specified in such Purchase Offer, this Lease shall terminate on such Termination Date (except with respect to obligations and liabilities of Tenant under this Lease, actual or contingent, which have arisen on or prior to such Termination Date), upon payment by Tenant of all of the Basic Rent, Additional Rent and all other sums due and payable hereunder to and including the Termination Date without offset or deduction for any reason. If Landlord shall fail to accept or reject the Purchase Offer within the times allotted, Landlord shall be conclusively presumed to have accepted the Purchase Offer.

                  7.7. COMPENSATION FOR PERSONAL PROPERTY AND RELOCATION EXPENSES. Tenant shall have the right to claim and recover from the condemning authority any such compensation as may be awarded to Tenant for the value of furniture, equipment owned by Tenant, removal of merchandise, moving and relocation expenses, goodwill, or damage to Tenant's research and development operations conducted at the Premises.

         VIII.    ASSIGNMENT AND SUBLETTING.
                  --------------------------

                  8.1. POWER TO ASSIGN AND SUBLET. Provided that no Event of Default shall be continuing and Landlord shall have first given its consent thereto, which such consent shall not be unreasonably withheld or delayed, Tenant may assign all its rights and interests under this Lease or sublet all or any part of the Premises (provided that each such assignment or sublease is expressly made subject to all of the provisions, including the use provisions of
Section 1.3 of this Lease) and may assign all its rights and interests under this Lease. Tenant shall, within ten (10) days after the execution and delivery of any such assignment or the sublease of all or substantially all of the Premises, deliver a conformed copy thereof to Landlord. Within ten (10) days after the execution and delivery of any sublease of a portion of the Premises, Tenant shall give notice to Landlord of the existence and term thereof, and of the same name and address of the sublessee thereunder. Such sublease shall not relieve Tenant of any responsibilities or obligations of the Lease. Tenant shall comply with all the terms and provisions of any sublease.

                  8.2. ASSUMPTION BY ASSIGNEE OR TRANSFEREE; TENANT REMAINS LIABLE. If Tenant assigns all its rights and interests under this Lease, or sells or otherwise transfers all of substantially all of its assets as set forth in Section 11.7, the transferee or the assignee under such assignment shall expressly assume all the obligations of Tenant hereunder in an instrument delivered to Landlord at the time of such assignment. No assignment or sublease made as permitted by this Article VIII or merger, consolidation, sale or transfer of assets made as set forth in Section 11.7 shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue




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in full force and effect as obligations of a principal and not as obligations of a guarantor or surety, to the same extent as though no assignment, subletting, merger, consolidation, sale or transfer of assets had been made, provided that performance by any such assignee, sublessee, surviving Person or transferee of any of the obligations of Tenant under this Lease shall be deemed to be performance by Tenant. No sublease or assignment made as permitted by this
Article VIII or merger, consolidation, or sale or transfer of assets made as permitted by Section 11.7 shall impose any obligations on Landlord or otherwise affect any of the rights of Landlord under this Lease. At Landlord's option, the assignee, sublessee, surviving Person or transferee, as applicable, shall have direct responsibility to Landlord and shall have the same obligations of Tenant as required under this Lease.

                  8.3. OTHER TRANSFERS VOID. Except as hereafter provided, neither this Lease nor the Term hereby demised shall be mortgaged by Tenant, nor shall Tenant mortgage or pledge the interest of Tenant in and to any sublease of the Premises or the rentals payable thereunder. Any mortgage, pledge, sublease or assignment made in violation of this Article VIII shall be void. Notwithstanding the foregoing, Tenant may, without Landlord's consent, mortgage, pledge or convey a security interest in Tenant's leasehold interest in the Premises ("Leasehold Mortgage") for financing purposes. As used in this Section 8.3, the term "Leasehold Mortgage" shall mean a deed of trust, mortgage or other instrument encumbering Tenant's leasehold. A Leasehold Mortgage shall be subject to all of the terms and conditions stated in this Lease and to all rights and interests of Landlord. No Leasehold Mortgage shall extend to or otherwise affect the interest or estate of Landlord in and to the Premises. Prior to the time of the recordation of a Leasehold Mortgage, Tenant shall deliver a copy thereof to Landlord, together with a written notice containing the name and address of Tenant's lender.

         IX.      FINANCIAL INFORMATION.
                  ----------------------

                  9.1. FINANCIAL STATEMENTS. Tenant will furnish to Landlord and Lender (i) Tenant's annual audited financial statements within ninety (90) days after the end of Tenant's fiscal year, and (ii) Tenant's unaudited quarterly financial statements within the time frame required for filing quarterly statements with the Securities and Exchange Commission, but in no event later than forty five (45) days following the end of the first three quarters of the fiscal year. Audited financial statements shall be accompanied by an opinion from a "Big Five" accounting firm or other certified public accounting firm reasonably acceptable to Lender and Landlord and prepared according to generally accepted accounting principles.

         X.       DEFAULT.
                  --------

                  10.1. EVENTS OF DEFAULT. Any of the following occurrences or acts shall constitute an event of default (herein called an "Event of Default") under this Lease:

                       (a) If Tenant, at any time during the continuance of this Lease (and regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings at law, in equity, or before any administrative tribunal, which have or might have the effect of preventing Tenant from complying with the terms of this Lease), shall (i) fail to make any payment of Basic Rent or Additional Rent within five (5) days of when due, or
(ii) fail to make any payment of any other sum herein required to be paid by Tenant hereunder or (iii) fail to provide and keep in force the insurance required by Section 6 hereunder, or (iv) fail to observe or perform any other provision hereof (with the exception of any payment or insurance provisions which failure shall constitute an Event of Default under (a)(i), (ii) and (iii) hereof) for thirty (30) days after written notice (provided, that in the case of any default referred to in this Lease which cannot with diligence be cured within such thirty (30) day period, if Tenant shall proceed promptly to cure the same and thereafter shall prosecute the curing of such default with diligence, then upon receipt by Landlord of a Tenant's Certificate stating the reason such default cannot be cured within thirty (30) days and stating that Tenant is proceeding with due diligence to cure such default, the time within which such failure may be cured shall be extended for such period as may be necessary to complete the curing of the same with diligence but in no event longer than one hundred twenty (120) days); or




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                       (b) If any representation or warranty of Tenant set forth
in any notice, certificate, demand, request or other instrument delivered pursuant to, or in connection with this Lease or the Assignment, shall either prove to be false or misleading in any material respect as of the time when the same shall have been made; or

                       (c) If Tenant shall file a petition commencing a voluntary case under the Federal Bankruptcy Code or any federal or state law (as now or hereafter in effect) relating bankruptcy, insolvency, reorganization, winding-up or adjustment of debts (hereinafter collectively called "Bankruptcy Law") or if Tenant shall: (i) apply for or consent to the appointment of, or the taking of possession by, any receiver, custodian, trustee, United States Trustee or liquidator (or other similar official) of the Premises or any part thereof or of any substantial portion of Tenant's property; or (ii) generally not pay its debts as they become due, or admit in writing its inability to pay its debts generally as they become due; or (iii) make a general assignment for the benefit of its creditors; or (iv) file a petition commencing a voluntary case under or seeking to take advantage of any Bankruptcy Law; or (v) fail to controvert in timely and appropriate manner, or in writing acquiesce to, any petition commencing an involuntary case against Tenant or otherwise filed against Tenant pursuant to any Bankruptcy Law; or (vi) take any action in furtherance of any of the foregoing; or

                       (d) If an order for relief against Tenant shall be entered in any involuntary case under the Federal Bankruptcy Code or any similar order against Tenant shall be entered pursuant to any other Bankruptcy Law, or if a petition commencing an involuntary case against Tenant or proposing the reorganization of Tenant under any Bankruptcy Law shall be filed and not be discharged or denied within sixty (60) days after such filing, or if a proceeding or case shall be commenced in any court of competent jurisdiction seeking: (i) the liquidation, reorganization, dissolution, winding-up or adjustment of debts of Tenant; or (ii) the appointment of a receiver, custodian, trustee, United States Trustee or liquidator (or any similar official) of the Premises or any part thereof or of Tenant or of any substantial portion of Tenant's property; or (iii) any similar relief as to Tenant pursuant to any Bankruptcy Law, and any such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for sixty (60) days; or

                       (e) If the Premises shall be left both unattended and without maintenance as provided herein, for a period of thirty (30) days or more.

                 10.2. LANDLORD'S REMEDIES.

                       (a) If an Event of Default shall have happened and be continuing, Landlord shall have the right at its election to give Tenant twenty
(20) days written notice of Landlord's intention to terminate the term of this Lease on a date specified in such notice. Thereupon, the term of this Lease and the estate hereby granted shall terminate on such date as completely and with the same effect as if such date were the date fixed herein for the expiration of the term of this Lease, and all rights of Tenant hereunder shall terminate, but Tenant shall remain liable as provided herein.




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                       (b) If an Event of Default shall have happened and be
continuing Landlord shall have the immediate right, whether or not the term of this Lease shall have been terminated pursuant to Section 10.2(a), to (i) re-enter and repossess the Premises or any part thereof by any means permissible under California law, (ii) remove all persons and property therefrom, Tenant hereby expressly waiving any and all notices to quit, cure or vacate provided by current or any future law; and (iii) collect from Tenant all sums due hereunder, plus interest at the Default Rate. Landlord shall be under no liability by reason of any such re-entry, repossession or removal. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate the term of this Lease unless a written notice of such intention to be given to Tenant pursuant to Section 10.2(a).

                       (c) At any time or from time to time after the repossession of the Premises or any part thereof pursuant to Section 10.2(b), whether or not the term of this Lease shall have been terminated pursuant to
Section 10.2(a), Landlord may relet the Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) and for such uses Landlord, in its absolute discretion, may determine, and Landlord may collect and receive any rents payable by reason of such reletting.

                       (d) No termination of the term of this Lease pursuant to
Section 10.2(a), by operation of law or otherwise, and no repossession of the Premises or any part thereof pursuant to Section 10.2(b) or otherwise, and no reletting of the Premises or any part thereof pursuant to Section 10.2(c), shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting.

                       (e) At any time after such termination or repossession by reason of the occurrence of any Event of Default, whether or not Landlord shall have collected any current damages pursuant to this Section 10.2(e), Landlord shall be entitled to recover from Tenant, and Tenant will pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the present value of all rent payable under the Lease beyond the date of such demand over the then present value of the then fair market rental for the Premises, at the date of such demand for what would be the unexpired term of the Lease, which present value shall in each case be determined by the application of a discount factor of five percent (5%) per annum; however, this amount shall not be less than any "make whole provision" in favor of the Lender, including without limitation, any yield maintenance premium, default interest and late charges specified in the Loan Documents in connection with the indebtedness encumbered by the Premises. If any law, including without limitation, California Civil Code Section 1951.2 or its successor, shall be construed to limit the amount of such liquidated final damages to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such statute or rule of law. Landlord retains all remedies described in California Civil Code Section 1951.4.

                       (f) Notwithstanding anything to the contrary stated herein, if an Event of Default shall have happened and be continuing, whether or not Tenant shall have abandoned the Premises, Landlord may elect to continue this Lease in effect for so long as the Landlord does not terminate Tenant's right to possession of the Premises and Landlord may enforce all of its rights and remedies hereunder including, without limitation, the right to recover all Basic Rent, Additional Rent and other sums payable hereunder as the same become due




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                  10.3. ADDITIONAL RIGHTS OF LANDLORD. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as waiver or a relinquishment thereof for the future. A receipt by Landlord of any Basic Rent, any Additional Rent or any other sum payable hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.

                  10.4. WAIVERS BY TENANT. Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds,
(i) any right or privilege which it or any of them may have under any present or future construction, statute or rule of law to redeem the Premises or to have a continuance of this Lease for the term hereby demised after termination of Tenant's right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease or after the termination of the term of this Lease as herein provided, and (ii) the benefits of any present or future constitution, statute or rule of law which exempts property from liability for debt or for distress for rent.

                  10.5. ATTORNEYS' FEES. In the event an action shall be brought for the enforcement of any right set forth herein in connection with, and subject to, the indemnification provisions contained in Section 6.10 hereof, the non-prevailing party shall be liable for all of the reasonable expenses incurred in connection therewith, including without limitation, reasonable attorneys' fees.





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         XI.      MISCELLANEOUS.
                  --------------

                  11.1. NOTICES, DEMANDS AND OTHER INSTRUMENTS. All notices, demands, requests, consents, approvals and other instruments required or permitted to be given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been properly given if (a) with respect to Tenant, sent by registered or certified mail with a return receipt requested, postage prepaid, or sent by facsimile, nationally recognized overnight express carrier or delivered by hand, in each case addressed to Tenant at its notice address first above set forth, and (b) with respect to Landlord, sent by registered or certified mail with a return receipt request, postage prepaid, or sent by facsimile, nationally recognized overnight express courier or delivered by hand in each case, addressed to the Landlord at its address first above set forth along with a copy to Lender: Finova Capital Realty, Inc., a Delaware corporation,19900 MacArthur Boulevard, Suite 1100, Irvine, California 92612, and Lender's Legal Counsel: Paul Hastings Janofsky & Walker, LLP, 695 Town Center Drive, 17th Floor, Costa Mesa, California 92626-1924 Landlord and Tenant shall each have the right from time to time to specify as its address for purposes of this Lease any other address in the United States of America upon giving fifteen (15) days written notice thereof, similarly given, to the other party. Notices shall be deemed communicated upon the earlier of receipt, or seventy-two (72) hours from the time of mailing if mailed as provided in this
Section 11.1 and on the Business Day or first Business Day following transmission if given by facsimile.

                  11.2. ESTOPPEL CERTIFICATES AND CONSENTS.

                        (a) Tenant and Landlord will, from time to time, upon not less than twenty (20) days prior request by Landlord or by Lender, execute, acknowledge and deliver to the other party a Certificate in the form of Exhibit "C" attached hereto certifying: (i) that this Lease is unmodified and in full effect (or setting forth any modifications along with the statement that this Lease as modified is in full effect ); (ii) that the Basic Rent and Additional Rent payable and the dates to which the Basic Rent, Additional Rent and other sums payable hereunder have been paid and the most recent dates on which the Basic Rent, Additional Rent and other sums payable hereunder have been paid;
(iii) that to the knowledge of Tenant, Landlord is not in any default of the Lease which Tenant may have knowledge; (iv) the commencement and expiration dates of the Lease; (v) the amount of any security or other deposits; (vi) that either Tenant is in possession of the Premises or who is in possession; (vii) any concessions or other rights that Tenant (including first refusal, option or other occupancy claims) or Landlord may have; and (viii) such other matters as may reasonably be required by the requesting party. Any such certificate may be relied upon by any mortgagee, prospective purchaser, or prospective mortgagee of the Premises. Tenant further agrees to reasonably cooperate with Lender and its affiliates in the preparation and review of disclosure documents which may be issued in connection with a secondary market transaction involving a sale or securitization of the Loan. Landlord will be responsible for any reasonable outside legal or accounting costs incurred by Tenant in connection with such cooperation, in an amount not to exceed $2,500.00 unless otherwise approved by Landlord.

                        (b) From time to time during the term of this Lease, Landlord expects to secure financing of its interest in the Premises by assigning Landlord's interest in this Lease and the sums payable hereunder. In the event of any such assignment to Lender, Tenant will, upon not less than ten
(10) days prior request by Landlord, execute, acknowledge and deliver to Landlord a consent clearly indicating (i) that Tenant is to make Basic Rent payments or portions thereof directly to Lender or Lender's designee if required by Lender, and (ii) consent to such assignment addressed to such lender in a form satisfactory to Lender; and Tenant will use its best efforts to produce, at Tenant's expense, such certificates, opinions of counsel and other documents as may be reasonably requested by Lender, at a cost not to exceed $2,500. Notwithstanding the foregoing, Landlord will contribute one-half the cost of any opinion of counsel requested by Lender. Tenant acknowledges that, by execution hereof, it has agreed to make payments of Basic Rent or portions thereof directly to Lender or Lender's designee, without further notice or direction if required by Lender.




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                  11.3. DETERMINATION OF FAIR MARKET VALUE. Fair market value for purposes of Section 11.7.1 hereof shall be determined by an appraisal, which shall be performed by an appraiser selected by Landlord, and paid by Tenant. Any appraiser selected by Landlord shall have qualifications that include a minimum of five (5) years of experience in the appraisal of commercial real estate in Orange County. Such appraiser shall be disinterested, and shall be a member of a nationally recognized appraisal association. Further, any such appraiser shall comply with the licensing law then in effect for appraisers authorized to perform general appraisals within the State of California. If there are then any existing United States laws governing appraisers, said appraiser shall be in compliance with the then applicable Federal laws for appraisers performing appraisals of commercial real estate. In the event that Tenant disputes the appraised fair market value determined by an appraiser (hereinafter the "First Appraiser"), who performed an appraisal pursuant to this Section 11.3, it shall so notify Landlord within five (5) days after receipt of such written determination by the First Appraiser, and the disagreement shall be resolved as follows:

                        (a) Within five (5) days after the service of such notice by Tenant to Landlord, Tenant shall designate a second appraiser (the "Second Appraiser"), who shall appraise the fair market value of the Premises, assuming the provisions of this Lease (except the Basic Rent provision) would govern for a five (5) year term, all in accordance with the requirements of this
Section 11.3. This Second Appraiser shall render its opinion of the fair market value no later than thirty (30) days after the service of notice by Tenant stated above. In the event that the higher of the two appraised fair market values rendered herein is not more than ten percent (10%) greater than the lower of the two appraised fair market rental values, then the mean between the two appraised values shall be utilized to fix the appraised fair market value.

                        (b) In the event that the higher of the two appraised fair market values is more than ten percent (10%) higher than the lower of the two appraised fair market rental values, then the First Appraiser and the Second Appraiser will meet within five (5) days after receipt and acceptance of the Second Appraisal by Tenant, to attempt to agree upon the appraised fair market value. If the First Appraiser and Second Appraiser do not agree upon the appraised fair market value after such meeting, then they shall appoint a third appraiser (the "Third Appraiser").

                        (c) If the First and Second Appraiser shall be unable to agree upon the appointment of the Third Appraiser within five (5) days after the time specified in subsection "(ii)" above, then the Third Appraiser shall be selected by the Tenant and Landlord themselves. If Tenant and Landlord cannot agree on the third appraiser, within a further period of five (5) days, then either, on behalf of both, may apply to the person who is, at the time, the most senior in service, active Judge of the United States District Court for the District of where the Premises are located, for the selection of the Third Appraiser. If that Judge cannot or will not make the appointment, then the application will be made to the next most senior Judge, and so on down the line of seniority. The fees and costs of the Second Appraiser and the Third Appraiser will be borne by Tenant, and the cost of application to the Judge of the United States District Court shall be borne by Tenant. In the event of the failure, refusal or inability of any appraiser to act, a new appraiser shall be appointed in this stead, which appointment shall be made in the same manner as provided herein; e.g., if the Second Appraiser must be replaced, then Tenant will have the right to designate its replacement. In the event that a Third Appraiser is selected in the manner aforesaid, it shall perform an appraisal of the fair market value of the Premises in accordance with the terms of this Section 11.3 within thirty (30) days after its appointment. In the event that the appraised fair market rental value rendered by the Third Appraiser is higher than the lower appraised fair market value, but lower than the higher appraised fair market value, as rendered by the First Appraiser and the Second Appraiser, then the appraised fair market value rendered by the Third Appraiser shall become the appraised value. In the event that the appraised value rendered by the Third Appraiser is lower than the lower appraised value or higher than the higher appraised fair value, as rendered by the First Appraiser and Second Appraiser, than an Appraisal Panel shall be convened.




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                  The "Appraisal Panel," consisting of the First, Second and
Third Appraiser, shall convene within five (5) days after submission of a written appraisal to Landlord and Tenant by the Third Appraiser (which Third Appraisal does not resolve the appraised fair market value question in accordance with this Section 11.3). The purpose of the formation of the Appraisal Panel will be to attempt to reach a decision by two members of the Appraisal Panel on the appraised fair market value. A decision joined in by any two of the appraisers of the Appraisal Panel shall be the decision of the Appraisal Panel, and shall be binding upon the parties hereto. If no two members of the Appraisal Panel can concur in a decision of the appraised fair rental value within ten (10) days after the submission of the appraisal by the Third Appraiser to the parties, then the parties shall go to a neutral mediator for mediation. If the parties are unable to agree upon a fair market value through mediation, the matter will be submitted to binding arbitration under the expedited rules of the American Arbitration Association.

                  11.4. NO MERGER. There shall be no merger of this Lease or the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the same person acquiring or holding, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the Premises or any portion thereof.

                  11.5. SURRENDER. Upon the termination of this Lease, Tenant shall peaceably surrender the Premises to Landlord in good and marketable condition, fully operational as a standard, fully air-conditioned research and development building. Tenant shall remove from the Premises prior to or within a reasonable time after such termination (not to exceed thirty (30) days) all its property that is capable of removal without causing damage to the Premises, and, at Tenant's expense, shall at such times of removal, repair any damage caused by such removal. Property not so removed shall become the property of Landlord. Landlord may thereafter cause such property to be removed and disposition of and the cost of repairing any damage caused by such removal shall be borne by Tenant. Notwithstanding anything to the contrary contained herein, upon termination of this Lease pursuant to a default by Tenant, the heating, ventilation and air conditioning systems shall remain on the Premises and shall become the property of Landlord. Any holding over by Tenant of the Premises after the expiration or earlier termination of the term of this Lease or any extensions thereof, with the consent of Landlord, shall operate and be construed as a tenancy from month to month only, at one hundred twenty-five percent (125%) of the Basic Rent reserved herein and upon the same terms and conditions as contained in this Lease. Notwithstanding the foregoing, any holding over without Landlord's consent shall entitle Landlord, in addition to collecting Basic Rent at a rate of one hundred twenty- five percent (125%) thereof, to exercise all rights and remedies provided by law or in equity.

                  11.6. SEPARABILITY. Each and every covenant and agreement contained in this Lease is separate and independent, and the breach of any thereof by Landlord shall not discharge or relieve Tenant from any obligation hereunder. If any term or provision of this Lease or the application thereof to any person or circumstances or at any time to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances or at any time other than those to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law.




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                  11.7. MERGER, CONSOLIDATION OR SALE OF ASSETS.

                        11.7.1 A merger or consolidation of Tenant with another unaffiliated entity or the sale of substantially all of the assets of Tenant to another entity shall be subject to the terms of this Section 11.7 and shall require Landlord's reasonable consent. Tenant may, however, without Landlord's consent, merge with or convey its assets to another entity with a credit rating that is equal or better than Tenant's credit rating, as determined by the major national credit rating agencies, including Dunn & Bradstreet, or engage in a leveraged buyout or recapitalization; provided that, if the transaction results in a downgrading of Tenant's credit rating, then Landlord's consent is required. Any of the foregoing acts, if done without the consent of Landlord, if required, shall be void and shall, at the option of Landlord, constitute an Event of Default that entitles Landlord to terminate this Lease unless Tenant makes an offer to purchase the Premises for an amount which is equal to the fair market value of the Premises (including the value of the Lease) determined in the manner set forth in Section 11.3, plus any prepayment costs of the Loan, which such offer may be accepted or rejected by Landlord. If Landlord fails to accept Tenant's purchase offer, it will be deemed to have consented to the merger, consolidation or sale of assets.

                        11.7.2. In addition to foregoing, if Landlord consents to a merger, consolidation or sale of assets as set forth in Section 11.7.1, or if Tenant has become a subsidiary of a corporation whose senior unsecured and unenhanced debt has an investment grade rating by Standard and Poors Corporation, Tenant shall cause such assignee or parent corporation to deliver to Landlord an unconditional guaranty of payment and performance (and not merely collectability) of all of Tenant's obligations under the Lease, containing customary waivers and in form reasonably satisfactory to Landlord.

                  11.8. SAVINGS CLAUSE. No provision contained in this Lease which purports to obligate Tenant to pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law, shall be effective to the extent that it calls for payment of any interest or other sums in excess of such maximum.

                  11.9. BINDING EFFECT. All of the covenants, conditions and obligations contained in this Lease shall be binding upon and inure to the benefit of the respective successors and assigns of Landlord and Tenant to the same extent as if each successor and assign were in each case named.

                  11.10. TABLE OF CONTENTS AND HEADINGS. The table of contents and headings used in this Lease are for convenience of reference only and shall not to any extent have the effect of modifying, amending or changing the provisions of this Lease.

                  11.11. GOVERNING LAW. This Lease shall be governed by and interpreted under the laws of the state of California.

                  11.12. CERTAIN DEFINITIONS.

                        (a) The term "Affiliate" of a person or entity means any other person or entity which, directly or indirectly, controls or is controlled by or is under common control with such person or entity (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan under which such person, or any wholly-owned subsidiary of such person, may have liability). A person or entity shall be deemed to be controlled by any other person or entity if such other person or entity possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such person or entity whether through the ownership of voting securities, by contract or otherwise




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                        (b) The term "Business Day" shall mean any day other
than a Saturday, a Sunday, or a day on which federally insured depository institutions in Los Angeles, California or New York, New York are authorized or obligated by law, regulation, governmental decree or executive order to be closed.

                        (c) The term "Imposition" shall have the following meaning and include all surcharges, interest and penalties thereto:

                            (i) All real estate taxes, including without limitation, any special taxing districts taxes or levies, imposed by governmental authorities or special taxing districts of any kind;

                            (ii) Any single business, transaction privilege, rent, gross receipts or similar taxes imposed or levied upon, assessed against or measured by the Basic Rent, Additional Rent or any other sums payable by Tenant hereunder or levied upon or assessed against the Premises;

                            (iii) All ad valorem, sales and use taxes which may be levied or assessed against or payable by Landlord and Tenant on account of the acquisition, leasing or use of the Premises or any portion thereof, including without limitation, any taxes levied on the rental payable hereunder;

                            (iv) All payments due on all covenants and obligations running with the land;

                            (v) All charges for water, gas, light, heat, telephone, electricity, and other utilities and communication services rendered or used on or about the Premises: and

                            (vi) All other taxes and any payments in lieu thereof, assessments (including assessments for benefits from public works or improvements, whether or not begun or completed prior to the commencement of the term of this Lease and whether or not to be completed within said term), levies, fees, water and sewer rents and charges, and all other governmental charges of every kind, general and special, ordinary and extraordinary, whether or not the same shall have been within the express contemplation of the parties hereto, imposed or levied upon or assessed against: (A) the Premises or any part thereof;
         (B) any Basic Rent or Additional Rent reserved or payable hereunder; and/or (C) this Lease or the leasehold estate created hereby or which arise in respect of the operation, possession, occupancy or use of the Premises.

                        (d) The term "Landlord" means the owner, for the time being, of the rights of the lessor under this Lease, and its successors and assigns, and upon any assignment or transfer of such rights, except an assignment or transfer made as security for an obligation, the assignor or transferor shall be relieved of all future duties and obligations under this Lease, subject to the consent of Lender, and if and only if the assignee or the transferee shall expressly agree in writing to be bound by and to assume all the covenants of Landlord hereunder.

                        (e) The term "Lease" means this Lease and Agreement of Lease as amended and modified from time to time together with any memorandum or short form of lease entered into for the purpose of recording.




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


                        (f) The term "Lender" means Finova Realty Capital, Inc., a Delaware corporation and its successors and assigns and any other subsequent holder of a first mortgage encumbering the Premises.

                        (g) The term "Permitted Encumbrance" means:

                            (i) The Mortgage, the Assignment and any other security instrument relating to the Premises and this Lease, subject to the rights of Tenant under this Lease, and securing the borrowing by Landlord from Lender;

                            (ii) Any liens for taxes, assessments and other governmental charges and any liens of mechanics, materialmen and laborers for work or services performed or materials furnished in connection with the Premises, which are not due and payable;

                            (iii) The easements, rights-of-way, encroachments, encumbrances, restrictive covenants or other matters affecting the title to the Premises or any part thereof set forth in Schedule B to the policy of owners title insurance (or commitment therefor) delivered to and accepted by Landlord with respect to the Premises in connection with the delivery of this Lease as shown on Exhibit "B" attached hereto; and

                            (iv) This Lease and the rights of Tenant hereunder;

                        (h) The term "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government.

                        (i) The term "Tenant's Certificate" means a written certificate signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President of Tenant.

                        (j) The term "Tenant's Trade Fixtures" means all personal property of Tenant in or on the Premises which is not necessary for the operation of the Improvements.

                        (k) The term "Termination Date" means the date on which this Lease terminates in accordance with its terms, and shall be a Payment Date (as defined in the Loan Commitment).

                 11.13. EXHIBITS. The following are Exhibits "A," "B," "C" and "D" referred to in this Lease, which are hereby incorporated by reference herein and made a part hereof.

                        (a)  Exhibit "A" to Lease: Legal Description.
                        (b)  Exhibit "B" to Lease: Permitted Encumbrances.
                        (c)  Exhibit "C" to Lease: Tenant Estoppel Certificate
                        (d)  Exhibit "D" to Lease: Subordination, Non-
                                                   Disturbance, and
                                                   Attornment Agreement
                        (e)  Exhibit "E" to Lease: Memorandum of Lease
                        (f)  Exhibit "F" to Lease: Shell Space Improvement Costs




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                  11.14. INTEGRATION. This Lease, the exhibits hereto and the memorandum, if any, hereof, constitute the entire agreement between the parties hereto with regard to the subject matter hereof, and supersede any prior understandings, agreements or negotiations. This Lease may not be amended or modified except by a writing executed by Tenant and Landlord, with the written consent of Lender.

                  11.15. LEASE MEMORANDUM. Each of Landlord and Tenant shall execute, acknowledge and deliver to the other a written memorandum of this Lease ("Memorandum") in the form attached as Exhibit "E", to be recorded at Tenant's sole cost and expense in the appropriate land records of the jurisdiction in which the Premises is located, in order to give public notice and protect the validity of this Lease. In the event of any discrepancy between the provisions of the recorded Memorandum and the provisions of this Lease, the provisions of this Lease shall prevail.

                  11.16. SUBORDINATION TO FINANCING.

                         (a) (i) Subject to the provisions of Section
11.16(a)(ii) below, Tenant agrees that this Lease shall at all times be subject and subordinate to the lien of any first Mortgage, and Tenant agrees, upon demand, without cost, to execute instruments as may be required to further effectuate or confirm such subordination.

                             (ii) Except as expressly provided in this Lease by
reason of the occurrence of an Event of Default, Tenant's tenancy and Tenant's rights under this Lease shall not be disturbed, terminated or otherwise adversely affected, nor shall this Lease be affected, by any default under any Mortgage, and in the event of a foreclosure or other enforcement of any Mortgage, or sale in lieu thereof, the purchaser at such foreclosure sale shall be bound to Tenant for the Terms of this Lease, the rights of Tenant under this Lease shall expressly survive, and this Lease shall in all respects continue in full force and effect so long as no Event of Default has occurred and is continuing. Tenant shall not be named as a party defendant in any such foreclosure suit, except as may be required by law. Any Mortgage to which this Lease is now or hereafter subordinate shall provide, in effect, that during the time this Lease is in force insurance and condemnation proceeds shall be permitted to be used in accordance with the provisions of this Lease.

                         (b) Notwithstanding the provisions of Section 11.16(a),
the holder of any first Mortgage to which this Lease is subject and subordinate shall have the right, at its sole option, at any time, to subordinate and subject the Mortgage, in whole or in part, to this Lease by recording a unilateral declaration to such effect, provided that such holder shall have agreed that during the time this Lease is in force insurance proceeds and Net Award shall be permitted to be used for restoration in accordance with the provisions of this Lease.

                         (c) At any time prior to the expiration of the Term,
Tenant agrees, at the election and upon demand of any owner of the Leased Premises, or of a lender who has granted non- disturbance to Tenant pursuant to
Section 11.16(a) above, to attorn, from time to time, to any such owner or lender, upon the terms and conditions of this Lease, for the remainder of the Term. The provisions of this Section 11.16(c) shall inure to the benefit of any such owner or lender, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the foreclosure of the Mortgage, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions.

                         (d) Each of Tenant, any owner and lender, however, upon
demand of the other, hereby agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of Sections 11.16(a) and 11.16(c), reasonably satisfactory to the requesting party acknowledging such subordination, non-disturbance and attornment as are provided in such subsections and setting forth the terms and conditions of its tenancy.




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


                         (e) Each of Tenant, Landlord and Lender agrees that, if
requested by any of the others, each shall, without charge, enter into a Subordination, Non-Disturbance and Attornment Agreement in the form attached hereto as Exhibit "D" and Tenant hereby agrees for the benefit of Lender that Tenant will not: (i) without in each case the prior written consent of Lender, which shall not be unreasonably withheld, conditioned or delayed, amend or modify the Lease (provided, however, Lender, in Lender's sole discretion may withhold or condition its consent to any amendment or modification which would or could (A) alter in any way the amount or time for payment of any Basic Rent, Additional Rent or other sum payable hereunder, (B) alter in any way the absolute and unconditional nature of Tenant's obligations hereunder or materially diminish any such obligations, (C) result in any termination hereof prior to the end of the Primary Term, or (D) otherwise, in Lender's reasonable judgment, affect the rights or obligations of Landlord or Tenant hereunder), or enter into any agreement with Landlord so to do; (ii) without the prior written consent of Lender which may be withheld in Lender's sole discretion, cancel or surrender or seek to cancel or surrender the Term hereof, or enter into any agreement with Landlord to do so (the parties agreeing that the foregoing shall not be construed to affect the rights or obligations of Tenant, Landlord or Lender with respect to any termination permitted under the express terms hereof in connection with an offer to purchase the property following certain events of condemnation; or (iii) pay any installment of Basic Rent more than one (1) month in advance of the due date thereof or otherwise than in the manner provided for in this Lease.

                  11.17. TENANT'S RIGHT OF FIRST REFUSAL. If during the Term of this Lease Landlord receives a bona fide third party offer to purchase the Premises which it wishes to accept, Tenant shall the right to acquire ownership of the Premises on the same terms and conditions set forth in the third party offer. In the event Landlord receives and wishes to accept an offer for the purchase of the Premises, Landlord shall deliver to Tenant a notice (the "First Refusal Notice") setting forth (i) the identity of the offeree, and (ii) each of the material terms of the proposed transaction. Tenant shall have fifteen (15) days after receipt of the First Refusal Notice from Landlord (the "Right of First Refusal Period") to notify Landlord in writing of its intent to purchase the Premises on the terms set forth in the First Refusal Notice. By notifying Landlord within the Right of First Refusal Period, Tenant will be bound under this Lease to purchase the Premises from Landlord, and Landlord will be bound under this Lease to sell to Tenant, the Premises on such terms. If Tenant fails to respond to during the Right of First Refusal Period, Tenant shall be deemed to have elected not to purchase the Premises and Landlord shall have the right to sell the Premises without further obligation to Tenant. If Landlord agrees to sell the Premises to a prospective buyer for a price which is more than ten percent (10%) lower than the price originally offered to Tenant in the First Refusal Notice, then the Premises must be re-offered to Tenant at such lower price (the "Re-offer Notice"). Tenant shall notify Landlord in writing within five (5) days of receipt of the Re-offer Notice whether it elects to purchase the Premises. If Tenant is the purchaser under this Section 11.17, then such purchase shall be on an "as is, where is" basis and Tenant shall release Landlord from any and all claims arising from or related to the condition of the Premises, including without limitation, claims arising under Environmental Laws or Applicable Laws. This right of first refusal shall only apply to the first sale of the Premises to occur after the Commencement Date and shall be extinguished if Tenant fails to accept Landlord's offer to sell the Premises.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above set forth.

                                            "LANDLORD"


                                            TNCA, LLC
                                            a Delaware limited liability company

                                            By: TNCA, Inc., a Delaware
                                                corporation, Its Manager

                                            By: /S/ C. FREDERICK WEHBA
                                                --------------------------------
                                                C. Frederick Wehba II, President


                                            "TENANT"

                                            TECHNICLONE CORPORATION,
                                            a Delaware corporation


                                            By:      /S/ STEVEN C. BURKE
                                               ---------------------------------
                                            Name:     STEVEN C. BURKE
                                                 -------------------------------
                                            Title:   CFO
                                                  ------------------------------

                                   EXHIBIT "A"
                                   -----------

                                LEGAL DESCRIPTION
                                -----------------


Parcel A:

Parcels 2 and 3 of parcel map 95-115, in the city of Tustin, County of Orange, State of California, as per map recorded in book 290 page(s) 3 through 5 inclusive of Miscellaneous maps, in the office of the County Recorder of said County.

Excepting therefrom all oil, oil rights, minerals, mineral rights, natural gas rights, and other hydrocarbons by whatsoever name known that may be within or under the parcel of land hereinabove described, together with the perpetual rights of drilling, mining, exploring and operating therefor, and storing in and removing the same from said land or any other land, including the right to whipstock or directionally drill and mine from land other than those hereinabove described, oil or gas wells, tunnels and shafts into, through or across the subsurface of the land hereinabove described, and to bottom such whipstocked or directionally thereof, and to redrill retunnel, equip, maintain, repair, deepen and operate any wells or mines, without, however, the right to drill, mine, store, explore and operate through the surface of the upper 500 feet of the subsurface of the land hereinabove described, as reserved in deeds or record.

Parcel B:

Easements for access, ingress, egress and parking over parcel A of parcel map recorded in book 290 , pages 3, 4 and 5 of parcel maps as set forth in that certain declaration of restrictions entitled "Franklin Court" and recorded January 9, 1996 as instrument No. 96-0012567 and re-recorded April 30, 1996 as instrument No. 96-214962 both of official records.

                                   EXHIBIT "B"
                                   -----------

                             PERMITTED ENCUMBRANCES
                             ----------------------

1. A perpetual air or flight easement, sometimes referred to as Aviation Rights, in and to all the air space above a plane of 500 feet over said land, as conveyed to the county of Orange by an instrument. Recorded:
March 17, 1964 in book 6965, Page 721, Official Records.

2. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as shown on the filed map. For: Proposed Railroad Easement. Affects: Parcel B

3. Covenants, conditions and restrictions, but omitting any covenants or restrictions if any, based on race, color religion, sex, handicap, familial status or national origin unless and only to the extent that said covenant (A) is exempt under Chapter 42, Section 3607 of the United States Code or (B) relates to handicap but does not discriminate against handicapped persons, in an instrument. Recorded: in book 11132, page(s) 514, official records. Said covenants, conditions and restrictions provide that a violation thereof shall not defeat the lien of any mortgage or deed of trust made in good faith and for value.

4. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as shown on the filed map. For: Water lines.
Affects: The southwesterly 3 feet of said land.

5. Covenants, conditions and restrictions, but omitting any covenants or restrictions if any, based on race, color, religion, sex, handicap, familial status or national origin unless and only to the extent that said covenant (A) is exempt under Chapter 42, Section 3607 of the United States code or (B) relates to Handicap but does not discriminate against handicapped persons, in an instrument. Recorded: In book 13907, page(s) 809, official records. Said covenants, conditions and restrictions provide that a violation thereof shall not defeat the lien of any mortgage or deed of trust made in good faith and for value.

6. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following: Granted to: Irvine Ranch Water District, a California Water District. For: Public Utilities.
Recorded: July 7, 1987 as instrument no. 87-386568, official records. Affects:
Parcels A and B.

7. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following: Granted to:
Southern California Edison Company, a corporation. For: Public Utilities.
Recorded: July 29, 1987 as instrument no. 87-430548, official records. Affects:
Parcel 2 of Parcels A and B.

8. Covenants, conditions, restrictions, limitations, easements, assessments, reservations, exceptions, terms, liens or charges, but omitting any covenants or restrictions if any, based on race, color, religion, sex, handicap, familial status or national origin unless and only to the extent that said covenant (A) is exempt under Chapter 42, Section 3607 of the United States Code or (B) relates to handicap but does not discriminate against handicapped persons, as provided in an instrument. Recorded: January 9, 1996 as instrument no. 96-0012667, official records. And re-recorded April 30, 1996 Instrument No. 96-0214962, of official records.

9. Any rights of parties in possession of said land as tenants only under written by unrecorded Leases containing no options to purchase or rights of First Refusal.

10. Any rights, interests or claims which may exist or arise by reason of the facts shown on a survey plant entitled A.L.T.A./A.C.S.M. Land Title Survey for Techniclone Corporation, dated September 10, 1998, prepared by Huitt-Zollars, Inc., Job No. 10063201, as follows:

            A)          Landscaping along all the boundary lines (Affects Parcel
                        B).
            B) Water meters and water valve assemblies, sewer clean-outs, electric pull box, temporary power poles, concrete walkway for pedestrian ingress and egress (Affects Parcel B).
            C) Electrical vault outside the easement area (Affects Parcel 3 of Parcel A of the legal description).
            D) Concrete retaining wall encroaches unto the easement shown as item no. 8 of this report. (Affects Parcel B).

                                   EXHIBIT "C"
                                   -----------

                           TENANT ESTOPPEL CERTIFICATE
                           ---------------------------


To: FINOVA Realty Capital Inc., a Delaware corporation, its successors and assigns (collectively "LENDER")

         The undersigned hereby certifies and agrees as follows:

         1. The undersigned is the tenant (the "TENANT") under that certain Lease (the "LEASE") by and between Tenant and TNCA (such party, together with its successors and assigns hereinafter collectively referred to as the "LANDLORD") dated as of December __, 1998 affecting space in the building located at 14272 and 14282 Franklin Avenue, Tustin, California 92780 (the "BUILDING").

         2. The Lease commenced on December ___ , 1998.

         3. The primary term of the Lease expires on December 31, 2010. Tenant has no option or other right to extend the term of the Lease beyond December 31, 2020

         4. Tenant has accepted and is occupying the entire premises demised to it under the Lease (the "PREMISES") and all improvements to the Premises required by the Lease have been completed by Landlord in accordance with the Lease.

         5. Tenant has not paid rent or additional rent beyond the current month and agrees not to pay rent or additional rent more than one month in advance at any time.

         6. Rent payable in the amount of $56,250 per month has been paid (pro-rated) through December 31, 1998.

         7. There are no defenses to or offsets against the enforcement of the Lease or any provision thereof by the Landlord.

         8. Tenant has deposited $112,500 as a security deposit with Landlord pursuant to the terms of the Lease.

         9.Landlord has not agreed to grant Tenant any free rent or rent rebate or to make any contribution to tenant improvements. Landlord has not agreed to reimburse Tenant for or to pay Tenant's rent obligation under any other lease.

         10. Tenant has not advanced any funds for or on behalf of Landlord for which Tenant has a right to deduct from or offset against future rent payments.

         11. The Lease is in full force and effect without default thereunder by Tenant or, to the best knowledge of Tenant, Landlord.

         12. The Lease is the entire agreement between the Landlord and Tenant pertaining to Tenant's right, title and interest in and to the Premises.

         13. The Lease has not been amended, modified or supplemented except as set forth in Paragraph 1 above.

         14. Tenant agrees that no future amendment of the Lease shall be enforceable unless such amendment has been consented to in writing by Lender.

         15. Except as set forth in the Lease, Tenant does not have any purchase option or first refusal right with respect to the Building. Tenant does not have any right or option for additional space in the Building.

         16. Since the date of the Lease, there has been no material adverse change in the financial condition of Tenant, and there are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy, reorganization, arrangement, moratorium or similar laws of the United States, any state thereof or any other jurisdiction.

         17. Tenant will not seek to terminate the Lease or seek or assert any set-off or counterclaim against the rent or additional rent by reason of any act or omission of the Landlord, until Tenant shall have given written notice of such act or omission to Lender.

         18. Tenant agrees to provide earthquake insurance, in addition to the other insurance required under the Lease, in an amount reasonably determined by Lender in its sole discretion.

         19. If Tenant shall make a Purchase Offer (as defined in the Lease) pursuant to Section 7 of the Lease and purchases the Property in connection therewith, Tenant acknowledges that all proceeds shall be applied first to the amount due Lender under the Loan Documents, including any prepayment penalties, plus reasonable out-of-pocket expenses of Lender relating to such purchase.

         Tenant acknowledges that Lender will rely on this Certificate in making a loan or otherwise extending credit to Borrower.


                                             TECHNICLONE CORPORATION,
                                             a Delaware corporation

                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                   EXHIBIT "D"
                                   -----------

                       SUBORDINATION, NON-DISTURBANCE, AND
                              ATTORNMENT AGREEMENT
                              --------------------


               THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement") is made as of the ____day of December, 1998 by and between FINOVA Realty Capital Inc., a Delaware corporation, having an address at 19900 MacArthur Boulevard, Suite 1100, Irvine, California 92612 ("Lender") and TECHNICLONE CORPORATION, a Delaware corporation, having an address at 14282 Franklin Avenue, Tustin, California 92780 ("Tenant").

                                    RECITALS:

               A. Lender is the present owner and holder of a certain mortgage and security agreement (the "Security Instrument") dated December ___, 1998, given by Landlord (defined below) to Lender which encumbers the fee estate of Landlord in certain premises described in Exhibit A attached hereto (the "Property") and which secures the payment of certain indebtedness owed by Landlord to Lender evidenced by a certain promissory note dated December ___ , 1998, given by Landlord to Lender (the "Note");

               B. Tenant is the holder of a leasehold estate in a portion of the Property under and pursuant to the provisions of a certain lease dated as of December , 1998 between TNCA, LLC, a Delaware limited liability company, as landlord ("Landlord") and Tenant, as tenant (the "Lease"); and

               C. Tenant has agreed to subordinate the Lease to the Security Instrument and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

                                   AGREEMENT:

               For good and valuable consideration, Tenant and Lender agree as follows:

               1. SUBORDINATION. The Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the terms, covenants and provisions of the Security Instrument and to the lien thereof, including without limitation, all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby and advances made thereunder with the same force and effect as if the Security Instrument had been executed, delivered and recorded prior to the execution and delivery of the Lease.

               2. NON-DISTURBANCE. If any action or proceeding is commenced by Lender for the foreclosure of the Security Instrument or the sale of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant's possession or use of the premises demised thereunder, and the sale of the Property in any such action or proceeding and the exercise by Lender of any of its other rights under the Note or the Security Instrument shall be made subject to all rights of Tenant under the Lease, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights

(a) the term of the Lease shall have commenced pursuant to the provisions thereof, (b) Tenant shall be in possession of the premises demised under the Lease, (c) the Lease shall be in full force and effect and (d) Tenant shall not be in material default under any of the terms, covenants or conditions of the Lease as determined by Lender in its reasonable discretion or of this Agreement on Tenant's part to be observed or performed.

               3. ATTORNMENT. If Lender or any other subsequent purchaser of the Property shall become the owner of the Property by reason of the foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Security Instrument (Lender or such other purchaser being hereinafter referred as "Purchaser"), and the conditions set forth in Section 2 above have been met at the time Purchaser becomes owner of the Property, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Purchaser and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to Purchaser and Purchaser by virtue of such acquisition of the Property shall be deemed to have agreed to accept such attornment, provided, however, that Purchaser shall not be
(a) liable for the failure of any prior landlord (any such prior landlord, including Landlord and any successor landlord, being hereinafter referred to as a "Prior Landlord") to perform any of its obligations under the Lease which have accrued prior to the date on which Purchaser shall become the owner of the Property, provided that the foregoing shall not limit Purchaser's obligations under the Lease to correct any conditions that (i) existed as of the date Purchaser shall become the owner of the Property and (ii) violate Purchaser's obligations as landlord under the Lease; provided further, however, that Purchaser shall have received written notice of such omissions, conditions or violations and has had a reasonable opportunity to cure the same, all pursuant to the terms and conditions of the Lease, (b) subject to any offsets, defenses, abatements or counterclaims which shall have accrued in favor of Tenant against any Prior Landlord prior to the date upon which Purchaser shall become the owner of the Property, (c) liable for the return of rental security deposits, if any, paid by Tenant to any Prior Landlord in accordance with the Lease unless such sums are actually received by Purchaser, (d) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any Prior Landlord unless (i) such sums are actually received by Purchaser or (ii) such prepayment shall have been expressly approved of by Purchaser or (e) bound by any agreement terminating or amending or modifying the rent, term, commencement date or other material term of the Lease, or any voluntary surrender of the premises demised under the Lease, made without Lender's or Purchaser's prior written consent prior to the time Purchaser succeeded to Landlord's interest. In the event that any liability of Purchaser does arise pursuant to this Agreement, such liability shall be limited and restricted to Purchaser's interest in the Property and shall in no event exceed such interest.

               4. NOTICE TO TENANT. After notice is given to Tenant by Lender that the Landlord is in default under the Note and the Security Instrument and that the rentals under the Lease should be paid to Lender pursuant to the terms of the assignment of leases and rents executed and delivered by Landlord to Lender in connection therewith, Tenant shall thereafter pay to Lender or as directed by the Lender, all rentals and all other monies due or to become due to Landlord under the Lease and Landlord hereby expressly authorizes Tenant to make such payments to Lender and hereby releases and discharges Tenant from any liability to Landlord on account of any such payments.

               5. NOTICE TO LENDER AND RIGHT TO CURE. Tenant shall notify Lender of any default by Landlord under the Lease and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof or of an abatement shall be effective unless Lender shall have received notice of default giving rise to such cancellation or abatement and shall have failed within forty five (45) days after receipt of such notice to cure such default, or if such default cannot be cured within forty five (45) days, shall have failed within forty five (45) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default. Notwithstanding the foregoing, Lender shall have no obligation to cure any such default.


               6. NOTICES. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Tenant:                       TECHNICLONE CORPORATION
                                    14282 Franklin Avenue
                                    Tustin, CA 92780
                                    Attention:   Steven C. Burke
                                    Phone No. (714) 508-6000
                                    Facsimile No. (714) 838-9433

If to Lender:                       FINOVA REALTY CAPITAL INC.
                                    c/o Midland Loan Services, L. P.
                                    Commercial Mortgage Servicing
                                    210 West 10th Street, 5th Floor
                                    Kansas City, MO  64105
                                    Attention:  Dennis Siefers
                                    Phone No.  (816) 435-5061
                                    Facsimile No. (816)435-2327

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section 0, the term "Business Day" shall mean a day on which commercial banks are not authorized or required by law to close in the state where the Property is located. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

               7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Lender, Tenant and Purchaser and their respective successors and assigns.

               8. GOVERNING LAW. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State where the Property is located and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State where the Property is located.

               9. MISCELLANEOUS. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

               IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

                                     LENDER:
                                     FINOVA REALTY CAPITAL INC.
                                     a Delaware corporation

                                     By:________________________________
                                     Name:______________________________
                                     Title:_____________________________

                                     TENANT:
                                     TECHNICLONE CORPORATION
                                     a Delaware corporation

                                     By:________________________________

                                     Name:______________________________

                                     Title:_____________________________


The undersigned accepts and agrees to
the provisions of Section 4 hereof:

LANDLORD:

TNCA, LLC,
a Delaware corporation

By:      TNCA, INC.
         a Delaware corporation
         Manager

By:________________________________
Name:______________________________
Title:_____________________________


                       (ALL SIGNATURES MUST BE NOTARIZED)


State of California        )
                           )  ss.
County of Los Angeles      )

On , _______________before me, the undersigned, personally appeared C. Frederick Wehba II, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


WITNESS my hand and official seal.


______________________________
Notary Public in and for said
County and State
(SEAL)
                                                     (SEAL)





State of California        )
                           )  ss.
County of Orange           )

On ________ , before me, the undersigned, personally appeared _________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


WITNESS my hand and official seal.


______________________________
Notary Public in and for said
County and State
(SEAL)

State of California        )
                           )  ss.
County of Orange           )

                                                     (SEAL)

On ______, before me, the undersigned, personally appeared, ________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


WITNESS my hand and official seal.


______________________________
Notary Public in and for said
County and State
(SEAL)
                                                     (SEAL)

                                    EXHIBIT A

                            (Description of Property)


Parcel A:

Parcels 2 and 3 of parcel map 95-115, in the city of Tustin, County of Orange, State of California, as per map recorded in book 290 page(s) 3 through 5 inclusive of Miscellaneous maps, in the office of the County Recorder of said County.

Excepting therefrom all oil, oil rights, minerals, mineral rights, natural gas rights, and other hydrocarbons by whatsoever name known that may be within or under the parcel of land hereinabove described, together with the perpetual rights of drilling, mining, exploring and operating therefor, and storing in and removing the same from said land or any other land, including the right to whipstock or directionally drill and mine from land other than those hereinabove described, oil or gas wells, tunnels and shafts into, through or across the subsurface of the land hereinabove described, and to bottom such whipstocked or directionally thereof, and to redrill retunnel, equip, maintain, repair, deepen and operate any wells or mines, without, however, the right to drill, mine, store, explore and operate through the surface of the upper 500 feet of the subsurface of the land hereinabove described, as reserved in deeds or record.

Parcel B:

Easements for access, ingress, egress and parking over parcel A of parcel map recorded in book 290 , pages 3, 4 and 5 of parcel maps as set forth in that certain declaration of restrictions entitled "Franklin Court" and recorded January 9, 1996 as instrument No. 96-0012567 and re-recorded April 30, 1996 as instrument No. 96-214962 both of official records.

                                   EXHIBIT "E"
                                   -----------

                                LEASE MEMORANDUM
                                ----------------

RECORD AND RETURN TO:

TNCA, LLC
c/o The Bentley Forbes Group
1900 Avenue of the Stars141
Suite 2840
Los Angeles, CA 90067
Attention:  C. Frederick Wehba II
                                           THIS SPACE RESERVED FOR RECORDERS USE


________________________________________________________________________________

                               MEMORANDUM OF LEASE

       THIS MEMORANDUM OF LEASE is made and entered into this day of December ___, 1998, by and between TNCA, LLC, a Delaware limited liability company (hereinafter "Landlord") and TECHNICLONE CORPORATION, a Delaware corporation (hereinafter "Tenant).

                                   WITNESSETH

       Landlord is the owner of certain tracts or parcels of land in Tustin, California (the "Land"), together with buildings and certain other structures on the Land (the "Improvements") and equipment therein (collectively, as the "Premises"). The legal description of the Premises is set forth on the attached and incorporated EXHIBIT "A."

       DEMISE OF PREMISES. In consideration of the rent to be paid and upon the terms and conditions set forth in that certain Lease and Agreement of Lease relating to the Premises between Landlord and Tenant of even date herewith ("Lease") all of which terms and conditions are incorporated by reference herein, Landlord hereby demises the Premises to Tenant, and Tenant hereby lets and accepts the Premises from Landlord.

       TERMS. Subject to the terms and conditions of the Lease, Tenant shall have and hold the premises for a primary term commencing on the date hereof, and ending at 11:59 p.m. Pacific Time on December 31, 2010. Thereafter, Tenant shall have the right and options to extend the Lease for two (2) consecutive extended terms of five (5) years each.

       ASSIGNMENT AND SUBLETTING. Provided that no Event of Default as defined in the Lease shall be continuing, Tenant may assign all its rights and interests under the Lease or sublet all or any part of the Premises with Landlord's reasonable consent if each such assignment or sublease is expressly made subject to all of the provisions of the Lease, including the use provisions of Section
1.3 of the Lease.

       MECHANIC'S LIENS. Section 5.5 of the Lease contains a provision that Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding the Premises or any part thereof, and that no mechanic's or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in or to the Premises.

       SUBORDINATION TO FINANCING. Section 11.16 of the Lease contains a subordination provision allowing Landlord to subordinate the Lease to a first mortgage, deed of trust, or other encumbrance placed upon the Premises by Landlord so long as the lender provides Tenant with a nondisturbance agreement.

       RIGHT OF FIRST REFUSAL. Section 11.17 of the Lease grants to Tenant a right of first refusal to purchase the property which is subject to certain terms and conditions set forth therein.

       SUCCESSORS. The covenants, conditions and agreements made and entered into by the parties hereto shall be binding upon and inure to the benefit of their respective representatives, successors and assigns.

       In the event of any discrepancy between the provisions of this Memorandum and the provisions of the Lease, the provisions of the Lease shall prevail.


                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, upon the day and year first hereinabove written, the respective parties hereto have executed the Memorandum of Lease, personally or by officers or agents thereunto duly authorized.

                                     TENANT:

                                     TECHNICLONE CORPORATION,
                                     a Delaware corporation

                                     By:________________________________
                                     Name:______________________________
                                     Title:_____________________________

                                                       -AND-

                                    LANDLORD:

                                    TNCA, LLC,
                                    a Delaware limited liability company


                                    By:      TNCA, Inc., a Delaware corporation
                                                      its authorized Manager

                                             By:_____________________________
                                             Name:    C. Frederick Wehba II
                                             Title:   President





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


State of California                         )
                                            ) SS
County of Los Angeles                       )

         The foregoing instrument was acknowledged before me this ___day of December, 1998, by C. Frederick Wehba II as president of TNCA, Inc., a Delaware corporation, the manager of TNCA, LLC, a Delaware limited liability company.

         My commission expires: ___________________________


                                            ____________________________________
                                            NOTARY PUBLIC




State of                            )
                                    ) SS
County of                           )

         The foregoing instrument was acknowledged before me this ____ day of December 1998, by ___________________________ as ________________________ of
TECHNICLONE CORPORATION, a Delaware corporation, on behalf of the corporation.

         My commission expires: ___________________________


                                            ____________________________________
                                            NOTARY PUBLIC











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


                                   EXHIBIT "F"
                                   -----------

                          SHELL SPACE IMPROVEMENT COSTS
                          -----------------------------




                             TECHNICLONE CORPORATION
                        STATEMENT OF FUTURE IMPROVEMENTS
                                NOVEMBER 24, 1998


Pursuant to the loan commitment for Finova, the 4,750 square feet of shell condition space located within the 14282 Franklin Avenue building will be improved to a basic R&D finish at a price of approximately $12.00 per square foot. Said improvements will include basic dropped ceiling, finished walls, vinyl tile flooring, supplied with basic mechanical systems, i.e., electrical, lighting, plumbing and HVAC.


/S/  ELIZABETH GORBETT-FROST
--------------------------------------
Elizabeth Gorbett-Frost
Corporate Secretary

11/24/98
--------------------------------------
Date






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